Exhibit 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY DECISION IN RELATION TO THE NEW XL SHARES OR THE ACQUISITION EXCEPT ON THE BASIS OF THE INFORMATION IN THE IRISH PROSPECTUS AND THE CIRCULAR WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE.

9 January 2015

RECOMMENDED ACQUISITION

of

Catlin Group Limited

by

XL Group plc

Summary

•	XL Group plc (“XL”) and Catlin Group Limited (“Catlin”) are pleased to announce that they have agreed the terms of a recommended cash and share acquisition of the entire issued and to be issued share capital of Catlin by XL (the “Acquisition”). It is intended that the Acquisition will be effected by means of a two-step, integrated process comprising a scheme of arrangement under Section 99 of the Bermuda Companies Act followed immediately by a merger under Section 104H of the Bermuda Companies Act.

•	The total value receivable by Catlin Shareholders comprises:

for each Catlin Share

388 pence in cash

and

0.130 New XL Share

(together, the “Acquisition Consideration”)

plus

the expected 2014 Final Dividend payable by Catlin of 22 pence in cash to Catlin Shareholders on the relevant record date

•	Based on the Closing Price of $35.42 per XL Share and the exchange rate of $1.5084:£1 on 8 January 2015 (being the latest practicable date prior to the date of this announcement), the Acquisition (together with the expected 2014 Final Dividend but excluding the ITB Special Dividend referred to below) values each Catlin Share at approximately 715.3 pence and the entire issued and to be issued share capital of Catlin at approximately £2.79 billion.

•	In addition, XL and Catlin have agreed that, subject to completion of the disposal of Catlin’s investment in Box Innovation Group Limited (trading as “insurethebox”) (“ITB”) and receipt of the proceeds therefrom, the Catlin Board may declare and pay a special dividend to Catlin Shareholders (the “ITB Special Dividend”), out of the distributable surplus from the sale of ITB, of approximately 12 pence per Catlin Share. The Catlin Board expects that the disposal of ITB will complete during the first quarter of 2015 and, accordingly, to declare and pay the ITB Special Dividend promptly thereafter.

•	The expected 2014 Final Dividend (which is expected to be announced with publication of Catlin’s preliminary results on or about 12 February 2015) and the ITB Special Dividend would be receivable by Catlin Shareholders on the register at the relevant record date, which will be announced when such dividends are declared. The Acquisition Consideration would be receivable by Catlin Shareholders on the register at the Scheme Record Time (shortly before the Effective Date).

•	The Acquisition Consideration, together with the expected 2014 Final Dividend but excluding the ITB Special Dividend, represents a premium of approximately:

·	22.9 per cent. to the Closing Price per Catlin Share of 582 pence on 16 December 2014 (being the last Business Day prior to the date of the Possible Offer Announcement);
·	26.3 per cent. to the volume weighted average Closing Price per Catlin Share of 566 pence for the month ended on 16 December 2014 (being the last Business Day prior to the date of the Possible Offer Announcement); and
·	33.0 per cent. to the volume weighted average Closing Price per Catlin Share of 538 pence for the three months ended on 16 December 2014 (being the last Business Day prior to the date of the Possible Offer Announcement).

•	A Mix and Match Facility will be provided which will allow Catlin Shareholders (other than certain Overseas Shareholders) to elect, subject to off-setting elections being made by other Catlin Shareholders, to vary the proportions in which they receive New XL Shares and cash.

•	The Acquisition will be conditional on, among other things, the approval of Catlin Shareholders at the Court Meeting and the General Meeting, receipt of Clearances and the satisfaction (or waiver) of the other Conditions set out in Appendix I to this announcement. It is currently expected that the Court Meeting and General Meeting will be held in the second quarter of 2015, and the Acquisition is expected to become effective in mid-2015, subject to receipt of Clearances without delay and to the satisfaction (or waiver) of the other Conditions.

•	The Catlin Directors, who have been so advised by J.P. Morgan Cazenove and Evercore, consider the terms of the Acquisition to be fair and reasonable. In providing their advice, J.P. Morgan Cazenove and Evercore have taken into account the commercial assessments of the Catlin Directors.

•	Accordingly, the Catlin Directors intend to recommend unanimously that Catlin Shareholders vote in favour of the resolutions to approve the Acquisition, which are to be proposed at the Court Meeting and at the General Meeting. In addition, the Catlin Directors have irrevocably undertaken to vote or procure votes in favour of such resolutions (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such offer) in respect of their (and, if applicable, their spouse’s) holdings of Catlin Shares, in aggregate, representing 7,894,061 outstanding Catlin Shares and constituting approximately 2.18 per cent. of Catlin’s issued share capital as at 8 January 2015 (being the latest practicable date prior to the date of this announcement).

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•	Stephen Catlin, Chief Executive Officer of Catlin, intends to continue to hold New XL Shares as a long-term investment following the Acquisition, reflecting the parties’ shared belief in the benefits of creating a combined company.

•	The Circular, setting out the details of the Acquisition and the procedures to be followed by Catlin Shareholders to vote at the Court Meeting and General Meeting in order to approve the Acquisition, will be posted to Catlin Shareholders simultaneously with or shortly after the publication by XL of the Irish Prospectus in respect of the New XL Shares, which is expected to be in the first quarter of 2015.

•	XL’s legal name will remain XL Group plc following its acquisition of Catlin; however, it will operate under the “XL Catlin” trade name. Following the Acquisition, Mike McGavick will be Chief Executive Officer, Stephen Catlin will be Executive Deputy Chairman, Peter Porrino will be Chief Financial Officer, Greg Hendrick will serve as Chief Executive of Reinsurance, Paul Brand will serve as Chair of the Insurance Leadership Team and Chief Underwriting Officer Insurance and Kelly Lyles will serve as Deputy Chair, Insurance Leadership Team and Chief Regional Officer, Insurance. The current members of XL Group plc’s Board will remain as directors of XL Group plc following the Acquisition. In addition, it is expected that Mr. Catlin, along with an additional Catlin director who meets applicable independence qualifications and other criteria, will join the XL Group plc Board following the Acquisition.

•	XL Group plc, domiciled in Ireland and listed on the New York Stock Exchange and the Bermuda Stock Exchange, is a global insurance and reinsurance business providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis. As at 8 January 2015, being the latest practicable date prior to the date of this announcement, XL had a market capitalisation of $9.2 billion. As of 30 September 2014, XL had total shareholders’ equity of approximately $11.2 billion and total assets of approximately $45.9 billion.

•	Catlin Group Limited, domiciled in Bermuda and listed on the London Stock Exchange, is an international specialist property/casualty insurer and reinsurer that underwrites worldwide through six underwriting hubs. Based on the Closing Price for a Catlin Share as at 8 January 2015, being the latest practicable date prior to the date of this announcement, Catlin has a market capitalisation of $3.9 billion (based on an assumed 390,000,000 Catlin Shares in issue as of the Effective Date). As of 30 June 2014, Catlin’s total shareholders’ equity amounted to $4.0 billion (including $590 million of non-controlling interest in preferred stock of consolidated subsidiaries), while total assets exceeded $16 billion.

•	Commenting on the Acquisition, Mike McGavick, Chief Executive Officer of XL, said:

“We are delighted to announce this compelling combination which positions us strongly to provide more – and even better – answers for the world’s most complex risks while enhancing our opportunities to create value for shareholders and better serve clients and brokers. We believe the transaction will accelerate each company’s strategy, and address the meaningful structural changes we see shaping the P&C sector. Specifically, the combination will add immediate scale in specialty insurance, it will create a more efficient and more capable global network by bringing our two infrastructures together, and it creates a top 10 reinsurer with expanded alternative capital capabilities.

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This is an extraordinary opportunity to bring together two innovators with roots in disciplined underwriting, industry leadership and business vision, and strong cultural alignment. I am especially pleased that Stephen Catlin will continue on with the combined company and, on closing of the Acquisition, is expected to serve on our Board. We will benefit enormously from Stephen’s input in all strategic decisions and through our ability to leverage his vast market network as we implement the strategy of the new combined company. With the combination of our talented teams, we expect to maintain strong financial fundamentals while generating attractive economics and long-term value for shareholders including double-digit EPS and meaningful ROE accretion.”

•	John Barton, Chairman of Catlin, said:

“This transaction makes strong strategic and financial sense for Catlin shareholders. The terms of the transaction represent an attractive premium upfront, whilst also providing our shareholders the opportunity to participate in further up-side by maintaining a shareholding in the combined entity.”

•	Stephen Catlin, Chief Executive Officer of Catlin, said:

“XL is a compelling partner for the Catlin business. Both businesses have been built on underwriting excellence and benefit from strong cultural compatibility. Together, the combined entity will be a market leading global specialty and property catastrophe insurer which will be far better positioned to respond to the changing dynamics that are impacting the broader insurance and reinsurance markets.

We expect the enlarged business to benefit from increased diversification, significant further economies of scale, strengthened franchises in each of its markets and an improved standing with intermediaries. As a result, XL Catlin will be better equipped to serve its clients across a range of distribution channels and geographies with an enhanced suite of capabilities and products.

We believe that this transaction represents an excellent outcome for our shareholders, clients and employees.”

•	This summary should be read in conjunction with, and is subject to, the full text of the following announcement and its Appendices.

•	The Acquisition will be subject to the Conditions and further terms that are set out in Appendix I to the following announcement, and to the full terms and conditions which will be set out in the Circular. Appendix II contains information on the sources of information and bases of calculation used in this summary and in the following announcement. Appendix III contains a summary of the irrevocable undertakings referred to in this summary and in the following announcement. Appendix IV contains the reports of Ernst & Young, Morgan Stanley and Goldman Sachs International on the Quantified Financial Benefit Statements contained in the following announcement. Appendix V contains definitions of terms used in this summary and in the following announcement.

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•	A conference call to discuss the Acquisition will be held at 1:00 p.m. (London time) on Friday, 9 January 2015. The conference call can be accessed through a listen-only dial-in number or through a live webcast. To listen to the conference call, please dial +1 (517) 308-9086 or +1 (888) 673-9805: Passcode: “XL GLOBAL”. For UK callers, please dial 44-20-7108-6248 or 0800-279-3953: Passcode: “XL GLOBAL”. The webcast will be available at www.xlgroup.com and will be archived on XL’s website from approximately 3:30 p.m. (London time) on Friday, 9 January 2015, through 5:00 a.m. (London time) on Monday, 9 February 2015. A telephone replay of the conference call will also be available beginning at approximately 3:30 p.m. (London time) on Friday, 9 January 2015, until 5:00 a.m. (London time) on Monday, 9 February 2015, by dialling +1 (888) 568-0151 or +1 (203) 369-3462.

Enquiries

XL
David Radulski (Investor Relations)	Tel: +1 (203) 964 3470
Elliott Bundy (Communications)	Tel: +1 (203) 674 6932
Morgan Stanley (financial adviser to XL)
Ian Hart	Tel: +44 (0) 207 425 8000
Eric Bischof	Tel: +1 (212) 761 4000
Gavin McFarland	Tel: +1 (212) 761 4000
Goldman Sachs International (financial adviser to XL)
Andrea Vittorelli	Tel: +1 (212) 902 1000
Nimesh Khiroya	Tel: +44 (0) 207 774 1000
Jason Eisenstadt	Tel: +1 (212) 902 1000
Sard Verbinnen & Co. (PR adviser to XL)
Drew Brown / Chris Kittredge (New York)	Tel: +1 (212) 687 8080
Jonathan Doorley / Jennifer Stroud (London)	Tel: +44 (0) 203 178 8914
Catlin
William Spurgin (Investor Relations)	Tel: +44 (0) 207 458 5726
James Burcke (Media Relations)	Tel: +44 (0) 207 458 5710
J.P. Morgan Cazenove (financial adviser and corporate broker to Catlin)
Conor Hillery	Tel: +44 (0) 207 742 4000
Robert Thomson	Tel: +44 (0) 207 742 4000
Mike Collar	Tel: +44 (0) 207 742 4000

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Evercore (financial adviser to Catlin)
Andrew Sibbald	Tel: +44 (0) 207 653 6000
Stuart Britton	Tel: +1 (212) 857 3100
Neil Bhadra	Tel: +44 (0) 207 653 6000
Barclays (financial adviser and corporate broker to Catlin)
Jim Renwick	Tel: +44 (0) 207 623 2323
Kunal Gandhi	Tel: +44 (0) 207 623 2323
Michael Lamb	Tel: +44 (0) 207 623 2323
Stuart Ord	Tel: +44 (0) 207 623 2323
Maitland (PR adviser to Catlin)
Liz Morley	Tel: +44 (0) 207 379 5151

Morgan Stanley, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority in the United Kingdom, is acting as joint financial adviser to XL and no one else in connection with the Acquisition, and will not be responsible to anyone other than XL for providing the protections afforded to clients of Morgan Stanley nor for providing advice in relation to the Acquisition. Neither Morgan Stanley nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley in connection with this announcement, any statement contained herein or otherwise.

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as joint financial adviser to XL and no one else in connection with the Acquisition and the other matters referred to in this announcement. In connection with the Acquisition and any other such matters, Goldman Sachs International, its affiliates and its and their respective partners, directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than XL for providing the protections afforded to their clients or for giving advice in connection with the Acquisition or any other matter referred to herein.

J.P. Morgan Cazenove, which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser to Catlin and no one else in connection with the Acquisition and will not be responsible to anyone other than Catlin for providing the protections afforded to its clients or for providing advice in connection with Acquisition, the contents of this announcement or any matter referred to in this announcement.

Evercore, which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser for Catlin and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Catlin for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement.

Barclays, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Catlin and no one else in connection with the Acquisition and will not be responsible to anyone other than Catlin for providing the protections afforded to its clients or for providing advice in relation to the Acquisition or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

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The City Code on Takeovers and Mergers

By virtue of its status as a Bermuda incorporated company, the Code does not apply to Catlin. Catlin has incorporated certain takeover-related provisions into its Bye-Laws but these do not provide Catlin Shareholders with the full protections offered by the Code and enforcement of such provisions are the responsibility of Catlin, not the Panel. Accordingly, Catlin Shareholders are reminded that the Panel does not have responsibility, in relation to Catlin, for ensuring compliance with the Code and is not able to answer shareholders’ queries. Catlin and XL have agreed certain matters regarding the application of the Code to the Acquisition, and the terms of that agreement are summarised in the following announcement.

In particular, public disclosures consistent with the provisions of Rule 8 of the Code (as if it applied to Catlin) should not be e-mailed to the Panel, but, as described below, released directly through a Regulatory Information Service.

Further Information

This announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of XL or Catlin in any jurisdiction in contravention of applicable law. The Acquisition will be made solely pursuant to the terms of the Circular, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition and accompanied by forms of proxy for use at the Court Meeting and at the General Meeting. Any decision in respect of, or in response to, the Acquisition should be made only on the basis of the information in the Circular and the Irish Prospectus. Catlin Shareholders are advised to read the Circular, the Irish Prospectus and any other formal documentation published in relation to the Acquisition carefully, once it has been published or dispatched.

This announcement does not constitute a prospectus or a prospectus equivalent document.

Whether or not Catlin Shares are voted at the Court Meeting or the General Meeting, if the Acquisition becomes effective, all Catlin Shares will be cancelled pursuant to the Acquisition.

This announcement has been prepared for the purpose of complying with Bermuda and English law and the Listing Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and Bermuda.

Notice to U.S. Holders of Catlin Shares

The Acquisition relates to the shares of a Bermuda company and is being made by means of a scheme of arrangement provided for under the Bermuda Companies Act. The transaction, implemented by way of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Securities Exchange Act of 1934, as amended. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in Bermuda listed on the London Stock Exchange and applicable to the issuance of buyer shares under the laws of the Republic of Ireland, which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. If, in the future, XL exercises its right to implement the Acquisition by way of a Bermuda Merger or by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations.

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The New XL Shares to be issued pursuant to the Acquisition have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New XL Shares to be issued pursuant to the Acquisition will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. If, in the future, XL exercises its right to implement the Acquisition by way of a Takeover Offer, a Bermuda Merger or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New XL Shares. In this event, Catlin Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to XL’s contact for enquiries identified above.

Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New XL Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

XL and Catlin are incorporated under the laws of Ireland and Bermuda, respectively. In addition, some of their respective officers and directors reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL, Catlin or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue XL or Catlin or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. There is also doubt as to enforceability in Ireland and in Bermuda, in original actions or in actions for enforcement, of the judgments of U.S. courts, based on the civil liability provisions of U.S. federal securities laws. In particular, there is no treaty between Ireland and the United States providing for the reciprocal recognition and enforcement of foreign judgments, and there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

Notice to New Hampshire Residents

Neither the fact that a registration statement or an application for a license has been filed under this chapter with the state of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the state of New Hampshire constitutes a finding by the secretary of state that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the secretary of state has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

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Overseas Shareholders

The laws of the relevant jurisdictions may affect the availability of the Acquisition to persons who are not resident in the United Kingdom, the United States, the Republic of Ireland or Bermuda. Persons who are not resident in the United Kingdom, the United States, the Republic of Ireland or Bermuda or who are subject to laws of any jurisdiction other than the United Kingdom, the United States, the Republic of Ireland or Bermuda, should inform themselves about, and observe, any applicable requirements. In particular, the ability of Catlin Shareholders who are not resident in the United Kingdom, the United States, the Republic of Ireland or Bermuda to vote their Catlin Shares with respect to the Acquisition at the Court Meeting and the General Meeting may be affected by the laws of the relevant jurisdiction in which they are located. Any person (including, without limitation, nominees, trustees and custodians) who would, or otherwise intends to, forward this announcement, the Circular or any accompanying document to any jurisdiction outside the United Kingdom, the United States, the Republic of Ireland or Bermuda should refrain from doing so and seek appropriate professional advice before taking any action.

The Acquisition will not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, telephonic or electronic) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, a Restricted Jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise determined by XL and permitted by applicable law and regulation), the offer may not be capable of acceptance by any such use, means, instrumentality or facility or from within a Restricted Jurisdiction. Accordingly, copies of this announcement and formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded or distributed in, into or from a Restricted Jurisdiction and persons receiving this announcement (including custodians, nominees and trustees) must not distribute or send it into or from a jurisdiction where to do so would violate laws in that jurisdiction. Doing so may render invalid any related purported acceptance of a Takeover Offer. If the Acquisition is implemented by a Bermuda Merger or by way of a Takeover Offer and XL extends the Takeover Offer into the U.S., it will do so in satisfaction of the procedural and filing requirements of the U.S. securities laws at that time, to the extent applicable thereto.

Forward-Looking Statements

This announcement contains forward-looking statements, both with respect to XL and Catlin and their industries, that reflect their current views with respect to future events and financial performance. Statements that are not historical facts, including statements about XL’s or Catlin’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may”, “could” or “would” or similar statements of a future or forward-looking nature identify forward-looking statements. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.

A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes: (a) changes in the size of claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date; (b) trends in rates for property and casualty insurance and reinsurance; (c) the timely and full recoverability of reinsurance placed by XL or Catlin with third parties, or other amounts due to XL or Catlin; (d) changes in the projected amount of ceded reinsurance recoverables and the ratings and credit worthiness of reinsurers; (e) actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated; (f) increased competition on the basis of pricing, capacity, coverage terms or other factors such as the increased inflow of third party capital into reinsurance markets, which could harm either XL’s or Catlin’s ability to maintain or increase its business volumes or profitability; (g) greater frequency or severity of claims and loss activity than XL’s or Catlin’s respective underwriting, reserving or investment practices anticipate based on historical experience or industry data; (h) changes in the global financial markets, including the effects of inflation on XL’s or Catlin’s business, including on pricing and reserving, increased government involvement or intervention in the financial services industry and changes in interest rates, credit spreads, foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of either XL’s or Catlin’s investments, financing planning and access to such markets or general financial condition; (i) changes in ratings, rating agency policies or practices; (j) the potential for changes to methodologies, estimations and assumptions that underlie the valuation of XL’s or Catlin’s respective financial instruments that could result in changes to investment valuations; (k) changes to XL’s or Catlin’s respective assessment as to whether it is more likely than not that it will be required to sell, or has the intent to sell, available-for-sale debt securities before their anticipated recovery; (l) the ability of XL’s or Catlin’s subsidiaries to pay dividends; (m) the potential effect of legislative or regulatory developments in the jurisdictions in which XL or Catlin operates, such as those that could impact the financial markets or increase their respective business costs and required capital levels, including but not limited to changes in regulatory capital balances that must be maintained by operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets; (n) the actual amount of new and renewal business and acceptance of products and services, including new products and services and the materialization of risks related to such products and services; (o) changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; (p) the effects of mergers, acquisitions, divestitures and retrocession agreements; and (q) in the case of XL, the other factors set forth in XL’s reports on Form 10-K, Form 10-Q and other documents on file with the SEC.

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Additionally, the Acquisition is subject to risks and uncertainties, including:  (i) XL and Catlin may be unable to complete the Acquisition because, among other reasons, conditions to the completion of the Acquisition may not be satisfied or waived, including the failure to obtain required regulatory approvals, or the other party may be entitled to terminate the Acquisition; (ii) receipt of regulatory approvals required by the Acquisition may be subject to conditions, limitations and restrictions that could negatively impact the business and operations of the combined company; (iii) uncertainty as to the timing of completion of the Acquisition; (iv) the ability to obtain approval of the Acquisition by Catlin Shareholders; (v) uncertainty as to the actual premium (if any) that will be realised by Catlin Shareholders in connection with the Acquisition;  (vi) uncertainty as to the long-term value of XL ordinary shares to be issued to Catlin Shareholders in connection with the Acquisition; (vii) inability to retain key personnel of Catlin or XL during the pendency of the Acquisition or after completion of the Acquisition; (viii) failure to realise the potential synergies from the Acquisition, including as a result of the failure, difficulty or delay in integrating Catlin’s businesses into XL; (ix) the ability of the Catlin Board to withdraw its recommendation of the Acquisition; and (x) the outcome of any legal proceedings to the extent initiated against XL, Catlin and others relating to the Acquisition, as well as XL and Catlin’s management’s responses to any of the aforementioned factors.

Neither Catlin nor XL undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Disclosure Requirements

Catlin is a Bermuda company and is therefore not subject to the Code. Accordingly, shareholders of Catlin and others dealing in Catlin Shares are not obliged to disclose any of their dealings under the provisions of the Code. However, market participants are requested to make disclosures of dealings as if the Code applied and as if Catlin were in an “offer period” under the Code. Catlin Shareholders and persons considering the acquisition or disposal of any interest in Catlin Shares are reminded that they are subject to the Disclosure and Transparency Rules made by the UKLA and other applicable regulatory rules regarding transactions in Catlin Shares.

Catlin’s website contains the form of disclosure requested. If you are in any doubt as to whether or not you should disclose dealings, you should contact an independent financial adviser authorised by the Financial Conduct Authority under the FSMA (or, if you are resident in a jurisdiction other than the U.K., a financial adviser authorised under the laws of such jurisdiction).

In light of the foregoing, as provided in Rule 8.3(a) of the Code, any person who is “interested” in one per cent. or more of any class of “relevant securities” of Catlin or of any “securities exchange offeror” (being any “offeror” other than an “offeror” in respect of which it has been announced that its “offer” is, or is likely to be, solely in “cash”) should have made an Opening Position Disclosure following the commencement of the “offer period” which began when the Possible Offer Announcement was released on 17 December 2014.

An Opening Position Disclosure should contain details of the person’s interests and short positions in, and rights to subscribe for, any “relevant securities” of each of (i) Catlin and (ii) any “securities exchange offeror(s)”. Persons to whom Rule 8.3(a) would have applied had the Code been applicable should have made an Opening Position Disclosure by no later than 3:30 p.m. (London time) on the tenth “business day” following the commencement of the “offer period” which began when the Possible Offer Announcement was released on 17 December 2014. Relevant persons who undertake “dealings” in the “relevant securities” of Catlin or of a “securities exchange offeror” prior to the deadline for making an Opening Position Disclosure should instead make a Dealing Disclosure.

Rule 8.3(b) of the Code provides that if any person is, or becomes “interested” (directly or indirectly) in one per cent. or more of any class of “relevant securities” of an offeree or of any “securities exchange offeror”, all “dealings” in any “relevant securities” of that offeree or of any “securities exchange offeror” (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) should be publicly disclosed in a Dealing Disclosure by no later than 3:30 p.m. (London time) on the “business day” following the date of the relevant transaction. In a situation where the Code applies, this requirement would continue until the date on which any “offer” becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. Under Rule 8 of the Code, a Dealing Disclosure would contain details of the “dealing” concerned and of the person’s interests and short positions in, and rights to subscribe for, any “relevant securities” of (i) Catlin and (ii) any “securities exchange offeror”, save to the extent that these details have previously been disclosed under Rule 8.

Accordingly, in the case of both an Opening Position Disclosure and Dealing Disclosure (if any), disclosures of interests in the shares of each of XL and Catlin should be made.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of Catlin or a “securities exchange offeror”, they would, if the Code were applicable, be deemed to be a single person for the purpose of Rule 8.3 of the Code.

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Consistent with the provisions of Rule 8.1 of the Code, Opening Position Disclosures should be made by Catlin and by any “offeror”, and all “dealings” in “relevant securities” of Catlin by Catlin, by any “offeror” or by any persons “acting in concert” with any of them, should be disclosed in a Dealing Disclosure by no later than 12:00 p.m. (London time) on the “business day” following the date of the relevant transaction.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of “securities”. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of “securities”, or by virtue of any option in respect of, or derivative referenced to, “securities”.

Terms in quotation marks are defined in the Code, which can be found on the Panel’s website. If you are in any doubt as to whether or not you should disclose a “dealing” by reference to the above, you should contact an independent financial adviser authorised by the FCA under the FSMA.

No Profit Forecasts or Estimates

No statement in this announcement is intended as a profit forecast or estimate of the future financial performance of XL, Catlin or the Enlarged XL Group following completion of the Acquisition for any period unless otherwise stated. Furthermore, no statement in this announcement should be interpreted to mean that: (a) earnings or earnings per Catlin Share for Catlin for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per Catlin Share; or (b) earnings or earnings per XL Share for XL for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per XL Share.

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NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION.

THIS ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY DECISION IN RELATION TO THE NEW XL SHARES OR THE ACQUISITION EXCEPT ON THE BASIS OF THE INFORMATION IN THE IRISH PROSPECTUS AND THE CIRCULAR WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE.

9 January 2015

RECOMMENDED ACQUISITION

of

Catlin Group Limited

by

XL Group plc

1.	Introduction

XL and Catlin are pleased to announce that they have agreed the terms of a recommended cash and share acquisition of the entire issued and to be issued share capital of Catlin by XL.

It is intended that the Acquisition will be effected by means of a two-step, integrated process comprising a scheme of arrangement under Section 99 of the Bermuda Companies Act, followed immediately by the merger of Catlin with and into XL Sub such that XL Sub is the surviving company, under Section 104H of the Bermuda Companies Act. XL Sub is a wholly owned subsidiary of XL incorporated in Bermuda for the purpose of completing the Acquisition.

2.	The Acquisition

The Acquisition will be subject to the Conditions and further terms set out below and in Appendix I to this announcement and to the full terms and conditions which will be set out in the Circular.

The total value receivable by Catlin Shareholders comprises:

for each Catlin Share

388 pence in cash

and

0.130 New XL Share

together, the Acquisition Consideration

plus

the expected 2014 Final Dividend payable by Catlin of 22 pence in cash to Catlin Shareholders on the relevant record date

Based on the Closing Price of $35.42 per XL Share and the exchange rate of $1.5084:£1 on 8 January 2015 (being the latest practicable date prior to the date of this announcement), the Acquisition (together with the expected 2014 Final Dividend but excluding the ITB Special Dividend) values each Catlin Share at approximately 715.3 pence and the entire issued and to be issued share capital of Catlin at approximately £2.79 billion.

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In addition, XL and Catlin have also agreed that, subject to completion of the disposal of Catlin’s investment in ITB and receipt of the proceeds therefrom, the Catlin Board may declare and pay the ITB Special Dividend to Catlin Shareholders, out of the distributable surplus from the sale of ITB, of up to 12.3 pence per Catlin Share, based on Catlin’s fully diluted share number on the relevant record date. The Catlin Board expects that the disposal of ITB will complete during the first quarter of 2015 and, accordingly, to declare and pay the ITB Special Dividend promptly thereafter. In the event that the disposal of ITB is reasonably expected to complete on or after the Effective Date, the parties will, reasonably and in good faith, discuss with a view to reaching agreement, subject to applicable law, on a means by which the ITB Special Dividend would, subject to completion of the disposal of ITB and receipt of the proceeds therefrom, be paid to Catlin Shareholders listed on the register at the Scheme Record Time, notwithstanding that completion of the Acquisition would take place before completion of the disposal of ITB and receipt of the proceeds therefrom.

The expected 2014 Final Dividend (which is expected to be announced with publication of Catlin’s preliminary results on or about 12 February 2015) and the ITB Special Dividend would be receivable by Catlin Shareholders on the register at the relevant record date, which will be announced when such dividends are declared. The Acquisition Consideration would be receivable by Catlin Shareholders on the register at the Scheme Record Time (shortly before the Effective Date).

The Acquisition Consideration, together with the expected 2014 Final Dividend but excluding the ITB Special Dividend, represents a premium of approximately:

•	22.9 per cent. to the Closing Price per Catlin Share of 582 pence on 16 December 2014 (being the last Business Day prior to the date of the Possible Offer Announcement);

•	26.3 per cent. to the volume weighted average Closing Price per Catlin Share of 566 pence for the month ended on 16 December 2014 (being the last Business Day prior to the date of the Possible Offer Announcement);

•	33.0 per cent. to the volume weighted average Closing Price per Catlin Share of 538 pence for the three months ended on 16 December 2014 (being the last Business Day prior to the date of the Possible Offer Announcement); and

•	8.3 per cent. to the Closing Price per Catlin Share of 660.5 pence on 8 January 2015 (being the last Business Day prior to the date of this announcement).

A Mix and Match Facility will be provided which will allow Catlin Shareholders (other than certain Overseas Shareholders) to elect to vary the proportions in which they receive New XL Shares and cash.

3.	Background to and Reasons for the Acquisition

XL and Catlin have for some time shared a belief in the benefits of creating a combined company. Whilst both companies are well positioned to succeed on their own, they each feel that in combination they will be better positioned to deal with some of the challenges posed by key market forces shaping the Property and Casualty insurance sector including:

•	the concentrated nature of the broker market;

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•	the pressure for underwriting organisations to be increasingly global in support of clients;

•	the need to invest in better, more expensive and more advanced data and analytics systems;

•	the need to harness alternative capital opportunities; and

•	the increasing capital levels and implementation costs required by regulators in various jurisdictions.

XL believes that the combination of XL and Catlin will result in a broader, better balanced, and more efficient underwriting platform, by bringing together two highly compatible cultures based on being best in-class, underwriting-driven organisations. The Acquisition is expected to result in double-digit EPS and meaningful ROE accretion, upon full phase-in of the expected synergies described in paragraph 4 below, and to yield an estimated internal rate of return well in excess of cost of capital. Whilst the parent company of the Enlarged XL Group will remain XL Group plc, the intention is to market the combined business as XL Catlin, reflecting the strong reputation of both brands.

Enhanced Scale and Broader Product Offerings

With a combined $17 billion of total capital, and approximately $10 billion of combined net premiums written based on the 31 December 2013 audited financial statements of each company, the Enlarged XL Group is anticipated to achieve significant scale within its core competencies of global specialty insurance and reinsurance. The Enlarged XL Group expects to be able to access clients through a variety of channels, including Lloyd’s, where Catlin is the largest underwriting syndicate, and through the enhanced global network of the Enlarged XL Group. Both XL and Catlin have made significant investments in international offices and underwriting hubs – the combination of which is anticipated to increase the relevance of each company in these regions and therefore enable the Enlarged XL Group to participate in the most attractive underwriting opportunities across the regions.

In specialty insurance, the Enlarged XL Group will benefit from Catlin’s core Lloyd’s businesses, such as Aviation, Marine and Energy, in which the combined company will represent a best in class platform, and expects to be among the world’s largest writers in many lines, including Aerospace (in which it expects to be among the world’s top 3 writers), Fine Art & Specie (in which it expects to be among the world’s top 3 writers), Political Risk and Crisis Management (in which it expects to be among the world’s top 5 writers). Increased relevance with brokers will be enhanced through greater premium volume, broader product offering and an expanded global network. Approximately $2.8 billion of combined ceded reinsurance will allow for increased purchasing power and further optimisation with the reinsurance and retrocession markets. In addition, XL expects to achieve a significant scale increase in the reinsurance market, establishing its position as the 8th largest property catastrophe reinsurer by net premiums written and a global reinsurer with multi-line capabilities, with net premiums written nearly doubling to over $3 billion. This affirms XL’s position as a leading global reinsurer and will, XL believes, importantly position the Enlarged XL Group as a top 3 property catastrophe writer among broker market peers, based on the combined historical gross premiums written for both companies in 2013 of $1.3 billion. XL believes that this will significantly increase its attractiveness and flexibility to third party capital providers.

The Enlarged XL Group’s greater size will also enable it to leverage more effectively the investments in technology and data analytics that XL believes all underwriting organisations will have to make over the next few years.

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Increased Efficiency

Significant opportunities exist for Catlin and XL to consolidate their operations where there are overlapping footprints in multiple jurisdictions. Examples of areas in which the Enlarged XL Group would be able to achieve greater efficiency include consolidation of the combined infrastructure related to technology, real estate, and operations as well as consolidation of business and central support functions.

Culturally Compatible Organisations

Similar to XL, Catlin is first and foremost an underwriting business focused on the core principles of discipline, diversification and underwriting profitability. As a result of this focus, Catlin has produced a consistently low loss ratio, averaging 58.7% over the last 5 years. Catlin has released reserves every year since its initial public offering and admission to listing on the London Stock Exchange in 2004. Catlin’s underwriting-driven culture is embodied in its senior management team, led by Mr. Catlin, the founder and Chief Executive Officer, who commenced underwriting at Lloyd’s in 1973. Mr. Catlin’s continued involvement in the Enlarged XL Group as Executive Deputy Chairman, along with the senior role to be assumed by Paul Brand, Catlin’s Chief Underwriting Officer, will ensure continuity and consistency in the organisation’s core values and business practices.

Acquisition Accretive to XL’s EPS and ROE

XL expects to issue approximately $1.8 billion of New XL Shares in connection with the Acquisition (based on the Closing Price per XL Share of $35.42 on 8 January 2015). Although XL has entered into the Bridge Facility, it expects that the cash component of the Acquisition Consideration will be funded with cash on hand and through the issuance of Solvency II compliant fixed income securities consistent with XL’s financial strength ratings. This funding structure, combined with the operating and other efficiencies described above, are expected to lead to double-digit EPS and meaningful ROE accretion, upon full phase-in of the expected synergies described in paragraph 4 below. The Acquisition is also expected to result in a positive impact to EPS and ROE in the first full year following completion of the Acquisition. The Enlarged XL Group will have debt and preferred equity of $4.7 billion on completion of the Acquisition, resulting in leverage of under 30 per cent. on completion of the Acquisition (which would be intended to reduce over time).

4.	Financial Benefits of the Acquisition

XL, having reviewed and analysed the potential benefits of the Acquisition, based on its experience of operating in the insurance sector, and taking into account the factors it can influence, believes that the Enlarged XL Group will be able to achieve cost synergies of at least $200 million on a recurring basis. It is expected that the full recurring synergies will be achieved by the end of 2017.

The principal sources of potential quantified synergies are as follows:

•	approximately 50 per cent. of the identified synergies are to be generated from consolidation of infrastructure related to technology, real estate and operational overlap; and

•	approximately 50 per cent. of the identified synergies are to be generated from the consolidation of business and central support functions.

In addition to these potential quantified synergies, XL believes that significant further value can be created through realisation of incremental capital, financial and business benefits, including:

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•	enhanced scale, creating enhanced relevance to brokers;

•	greater ability to deliver solutions to clients globally in specialty lines and in property catastrophe reinsurance; and

•	enhanced opportunities to gain efficiencies from greater size, particularly to meet increasing costs and requirements from regulators.

The integration of the businesses will require combining the Catlin businesses and group functions into XL, with selection of the optimal platforms and operating model.

It is envisaged that the realisation of the potential quantified synergies will result in one-off integration costs of approximately $250 million (in aggregate), which are all anticipated to be incurred by the end of 2017.

As has been the case in prior transactions which combined insurance or reinsurance companies, XL expects to face some challenges in retaining the total amount of combined premiums written. Given the inherent uncertainty of the factors which may influence this, XL is unable to provide an estimate of the possibly material impact the combination could have in this regard. XL intends to take steps to minimise any such effects.

The identified synergies will accrue as a direct result of the Acquisition and would not be achieved on a standalone basis.

These statements are not intended as a profit forecast and should not be interpreted as such.

Appendix IV to this announcement includes a copy of this Quantified Financial Benefits Statement and the bases of belief. Appendix IV to this announcement also includes reports from each of Ernst & Young, Morgan Stanley and Goldman Sachs International in connection with such Quantified Financial Benefits Statements. Furthermore, each of Ernst & Young, Morgan Stanley and Goldman Sachs International has given and not withdrawn its consent to the publication of its report in the form and context in which it is included.

5.	Recommendation

The Catlin Directors, who have been so advised by J.P. Morgan Cazenove and Evercore, consider the terms of the Acquisition to be fair and reasonable. In providing their advice to the Catlin Directors, J.P. Morgan Cazenove and Evercore have taken into account the commercial assessments of the Catlin Directors.

Accordingly, the Catlin Directors intend unanimously to recommend that Catlin Shareholders vote in favour of the resolutions to approve the Acquisition, which are to be proposed at the Court Meeting and at the General Meeting. In addition, the Catlin Directors have irrevocably undertaken to vote or procure votes in favour of such resolutions (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such offer), in respect of their (and, if applicable, their spouse’s) holdings of Catlin Shares, in aggregate, representing 7,894,061 Catlin Shares constituting approximately 2.18 per cent. of Catlin’s issued share capital as at 8 January 2015 (being the latest practicable date prior to the date of this announcement).

Barclays has also provided financial advice to the Catlin Directors in relation to the Acquisition.

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6.	Background to and Reasons for the Recommendation

Catlin is a highly regarded, specialty insurance and reinsurance business, with a strong presence at Lloyd’s and a broader underwriting platform that is supported by a diverse international network of offices and underpinned by excellent people and culture. Disciplined underwriting combined with geographic and product diversification has been at the core of Catlin’s strategy. Since the Catlin Group was established in 1984, it has sought to underwrite for profit, with good top-line growth in premiums driving attractive growth in the bottom-line. Outside of London, Catlin has five underwriting hubs, which have demonstrated meaningful growth both in terms of premium volume and net underwriting contribution over recent years. Catlin continues to see profitable growth opportunities outside of London, and its decade-long investment in a global infrastructure will allow it to pursue these opportunities as they arise.

Despite the progress Catlin has made as a standalone company, the outlook for the insurance and reinsurance markets is becoming increasingly challenging. Whilst the Catlin Board believes that Catlin is well positioned to succeed as an independent business, it recognises that further economies of scale, increased diversification (in terms of business mix) and improved standing with insurance intermediaries, will be critical factors for the development of the industry in future years.

The proposed combination with XL builds on each business’s core strengths, creating one of the largest global specialty insurance players with an improved client proposition. This combination is expected to enable the two businesses to deliver sustainable and more attractive returns to shareholders against this changing industry backdrop.

The Catlin Board has considered the terms of the Acquisition in relation to the value and prospects and the potential medium-term standalone value of Catlin. In particular, the Catlin Board considered the following factors:

•	strategic benefits from scale in the industry through the creation of a leading global (re)insurance platform with a leading position in all major insurance markets;

•	enhanced growth opportunities from the combination of two industry leading underwriting teams, with a broader product set and increased relevance for clients;

•	benefits from each business’ competencies, geographic footprints, and technological capabilities through the complementary nature of the two businesses;

•	participation in significant financial benefits from cost synergies, reinsurance and other savings;

•	strong cultural compatibility with key executives of Catlin taking prominent management positions within the combined organisation and ensuring a smooth integration of both firms’ operations;

•	attractive financial terms of the transaction providing shareholders with an attractive premium upfront, while maintaining continued up-side exposure from a shareholding in the combined entity; and

•	maintaining the ability for Catlin Shareholders to receive value from the sale of Catlin’s interest in Box Innovation Group Limited through the ITB Special Dividend.

In light of these factors, and having received advice from its financial advisers, the Catlin Board unanimously recommends the Acquisition to Catlin Shareholders as set out in paragraph 5 above.

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7.	Irrevocable Undertakings

XL has received irrevocable undertakings to vote or procure votes in favour of the resolutions to approve the Acquisition, which are to be proposed at the Court Meeting and General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such offer) from the directors of Catlin, in respect of 7,894,061 Catlin Shares, in aggregate, representing approximately 2.18 per cent. of the issued share capital of Catlin on 8 January 2015 (being the latest practicable date prior to the date of this announcement).

The irrevocable undertakings provided by the directors of Catlin will cease to be binding only if the Acquisition lapses or is withdrawn and will remain binding if a higher competing offer is made for Catlin.

Mr. Catlin intends to continue to hold New XL Shares as a long-term investment following the Acquisition, reflecting the parties’ shared belief in the benefits of creating a combined company.

Further details of these irrevocable undertakings, including the circumstances in which they cease to apply, are set out in Appendix III.

8.	Information on XL

XL Group plc, domiciled in Ireland, is a global insurance and reinsurance business providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises on a worldwide basis.

XL was founded in 1986 with the formation of EXEL Limited. XL Capital Ltd was formed as a result of the merger of EXEL Limited and Mid Ocean Limited in 1998. In 1990, XL opened its first office outside the Caribbean when XL Insurance Company opened in Dublin, Ireland. In 1999, XL Capital Ltd merged with NAC Re Corp. in a stock merger. In 2001, XL acquired certain Winterthur International insurance operations for its fit for purpose network of international offices, and to facilitate XL’s global expansion. In July 2010, XL Group plc, a newly formed Irish public limited company and XL Capital Ltd (now known as XLIT Ltd.), an exempted company organised under the laws of the Cayman Islands (“XL-Cayman”), completed a redomestication transaction in which all of the ordinary shares of XL-Cayman were exchanged for all of the ordinary shares of XL. As a result, XL-Cayman became a wholly-owned subsidiary of XL.

XL is organised into two operating segments: Insurance and Reinsurance. XL’s general investment and financing operations and run-off life operations are reflected in Corporate and Other. The following table sets forth XL’s gross premiums written by segment for the years ended 31 December 2013, 2012 and 2011.

(U.S. dollars in millions)	Gross premiums written
	2013	2012	2011
Insurance	$5,523	$5,167	$4,825
Reinsurance	1,894	2,008	2,074
Corporate and Other	324	356	395
Total	$7,741	$7,531	$7,293

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•	Insurance: XL’s insurance operations provide customised insurance policies for complex corporate risks that may require large limits and are marketed and distributed through a wide variety of local, national and international producers. Large deductibles and self-insured retentions are incorporated into these policies to further manage risk along with stringent underwriting guidelines. Whilst XL’s insurance operations are known for insuring large complex risk, certain of XL’s products are targeted to small and midsize companies and organisations, such as XL’s professional liability and program business. XL focuses on those lines of business that XL believes will provide the best return on capital over time.

•	Reinsurance: This segment provides casualty, property risk, property catastrophe, marine, aviation, treaty and other specialty reinsurance on a global basis with business being written on both a proportional and non-proportional basis and also on a facultative basis. XL’s lines of business within the reinsurance segment continue to focus on those that provide the best return on capital. For XL’s Reinsurance segment, challenging market conditions and the changing economic environment experienced since 2008 resulted, in certain instances, in a greater emphasis being placed on short-tail lines of business.

Through a series of transactions from 2009 through 2014, XL has largely exited the life reinsurance business. Most recently, in May 2014, XL entered into a retrocession transaction with GreyCastle Holdings Ltd. that included the sale of XL Life Reinsurance (SAC) Ltd for $570 million in cash.

At 31 December 2013, XL had 4,291 employees. XL’s ordinary shares, with a $0.01 par value per share, are listed on the NYSE under the symbol “XL”, and as at 8 January 2015, being the latest practicable date prior to the date of this announcement, XL had a market capitalisation of $9.2 billion. XL expects to cease stock buybacks until the Acquisition has closed. At that time, XL will re-evaluate its stock buyback program for the combined company.

9.	Information on Catlin

Catlin Group Limited, domiciled in Bermuda, is an international specialist property/casualty insurer and reinsurer that underwrites worldwide through six underwriting hubs.

Catlin was originally established in 1984 as a Lloyd’s underwriting agency formed to manage a new underwriting syndicate. During the past 30 years, Catlin has grown to become a leading international specialist insurer and reinsurer that includes the largest underwriting syndicate at Lloyd’s and (re)insurance companies/branches based in Bermuda, the United Kingdom, the United States, Switzerland and Singapore. The holding company, Catlin Group Limited, was domiciled in Bermuda in 1999.

Since 1999, Catlin has diversified geographically from its traditional London base, establishing over 50 offices in 25 countries worldwide. To reflect this international focus, Catlin has organised its operations into “underwriting hubs” located in London, Bermuda, the United States, the Asia-Pacific region, Europe and Canada. Through these hubs, Catlin works closely with policyholders and their brokers. The hubs also provide Catlin with product and geographic diversity.

Catlin’s financial reporting segments are based on its international hub structure: London, US, Bermuda and International (Europe, Asia-Pacific and Canada).

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Catlin underwrites a broad range of property/casualty insurance for businesses and professionals. It also underwrites a small amount of Life business through Lloyd’s syndicate 3002, which is owned and managed by Catlin. Catlin’s underwriting operations are split into six product groups:

•	Aerospace, which includes Airline, General Aviation, Airport, Aviation Products and Space/Satellite coverages;

•	Casualty, which includes General Liability, Professional Lines, Healthcare Liability, Financial Lines and Motor coverages;

•	Energy and Marine. Energy, includes Upstream and Downstream Energy, Onshore Energy and Power, and Energy Liability coverages. Marine, includes Marine Hull, Cargo and Specie coverages;

•	Property, which includes Property, Binding Authorities, Commercial Combined and Construction & Engineering coverages;

•	Reinsurance, which includes Property, Casualty, Marine & Aviation, Agriculture and Specialty classes of reinsurance; and

•	Specialty and War and Political Risk. Specialty, includes Accident & Health, Life, Aquaculture, Equine and Livestock coverages. War & Political Risk, includes Political Risk, Political Violence and Terrorism, Contingency, Trade Credit, Product Recall and Kidnap & Ransom/Piracy coverages.

Catlin shares are traded on the London Stock Exchange. Based on the Closing Price for a Catlin Share as at 8 January 2015, being the latest practicable date prior to the date of this announcement, Catlin has a market capitalisation of $3.9 billion (based on an assumed 390,000,000 Catlin Shares in issue as of the Effective Date). Catlin’s total shareholders’ equity amounted to $4.0 billion at 30 June 2014 (including $590 million of non-controlling interest in preferred stock of consolidated subsidiaries), while total assets exceeded $16 billion.

The following table sets forth Catlin’s gross premiums written by reporting segment for the years ended 31 December 2013, 2012 and 2011.

(U.S. dollars in millions)	Gross premiums written
	2013	2012	2011
London	$2,474	$2,525	$2,342
US	1,213	1,045	852
Bermuda	577	523	549
International	1,045	879	770
Group total	$5,309	$4,972	$4,513

10.	Catlin Share Schemes

Appropriate proposals will be made in due course to participants in the Catlin Share Schemes. The Acquisition will extend to any Catlin Shares which are unconditionally allotted or issued as a result of the exercise of existing options and vesting of awards under the Catlin Share Schemes on or prior to the time on which the Acquisition becomes effective.

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11.	Financing

Whilst the cash consideration payable by XL under the terms of the Acquisition is anticipated to be funded by approximately $1.25 billion of cash on hand and through the issuance of approximately $1.03 billion of Solvency II compliant fixed income securities, XL is able to rely on £1,600,000,000 of debt to be provided under a bridge facility arranged by Morgan Stanley Senior Funding, Inc. and Goldman Sachs Bank USA, with a maturity date of 364 days from the date of initial funding of the bridge loans (“Bridge Facility”).

Each of Morgan Stanley & Co. International plc and Goldman Sachs International, financial advisers to XL, is satisfied that cash resources are available to XL sufficient to enable it to satisfy in full the cash consideration payable to Catlin Shareholders under the terms of the Acquisition.

Under the terms of the Bridge Facility, XL and its subsidiaries have agreed:

•	as a condition to the lenders’ obligation to fund the Bridge Facility, that the Acquisition be consummated in all material respects pursuant to the relevant documents provided to the lenders relating to the Acquisition, without giving effect to any modifications, consents, amendments or waivers that would be materially adverse to the interests of the lenders or the joint lead arrangers, unless such modifications, consents, amendments or waivers are required by the Code Committee established under the Implementation Agreement (and, if applicable, the Code Expert appointed pursuant to the Implementation Agreement) in accordance with the terms of the Implementation Agreement, or each of the joint lead arrangers have provided their written consent thereto, and that in the case of any such modifications, consents, amendments or waivers required by the Code Committee that would be materially adverse to the interests of the lenders or the joint lead arrangers, upon the request of either joint lead arranger, XL will be required to obtain written confirmation from the Code Expert that the Code Expert concurs with such requirement of the Code Committee; and

•	should the Acquisition be implemented by way of a Takeover Offer, not to declare the Takeover Offer unconditional as to acceptances until it has received valid acceptances (which have not been validly withdrawn) from shareholders of Catlin whose equity interests (excluding equity interests of Catlin held by the XL and its concert parties (as defined in the Code)) would, following acquisition of those equity interests, represent not less than 90 per cent. of the equity interests of Catlin to which the Takeover Offer relates (or such other minimum percentage as XL may determine (with prompt notification thereof to the administrative agent under the Bridge Facility) but representing, in the aggregate (and together with equity interests of Catlin held by XL and its concert parties), not less than 75 per cent. of the voting rights carried by the equity interests of Catlin).

Further information on the financing of the Acquisition will be set out in the Circular.

12.	Management and Employees

XL has high regard for the skills and experience of the existing management and employees of the Catlin Group. XL confirms their existing employment rights, including pension rights, will be honoured.

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XL believes that the combined business will provide enhanced opportunities for employees from both organisations. XL intends to utilise the following key principles:

•	create an organisation that draws upon the talent of both XL’s and Catlin’s teams; and

•	identify roles for certain Catlin senior management team post integration.

At the most senior levels, key elements of the post-Acquisition organisation and joint integration planning approach have been agreed. Mike McGavick will be Chief Executive Officer of XL. At closing, it is expected that Stephen Catlin will join the Enlarged XL Group as Executive Deputy Chairman and is also expected to serve on its Board of Directors. Peter Porrino will continue as Chief Financial Officer. Greg Hendrick would assume the role of Chief Executive of Reinsurance, assuming responsibility for the combined reinsurance business and leading all alternative capital strategies. In the Enlarged XL Group, Paul Brand, Catlin’s Chief Underwriting Officer, would have the position of Chair Insurance Leadership Team, Chief Underwriting Officer Insurance, and would have responsibility for capital allocation and purchasing outward reinsurance for the group. Kelly Lyles, currently XL’s Head of Professional Insurance would have the position of Deputy Chair, Insurance Leadership Team and Chief Regional Officer, Insurance. Together, Mr. Brand and Ms. Lyles will lead all aspects of Insurance for the combined company and both will report to Mike McGavick. An additional Catlin director who meets applicable independence qualifications and other criteria is also expected to join the XL board of directors in connection with the closing of the transaction.

In order to realise the potential benefits of the Acquisition, XL will consider and evaluate, as part of its overall strategy for the Enlarged XL Group, how best to draw upon the talents of the broader Catlin and XL organisations. It is expected that headcount reductions will be required, although XL has not yet developed specific plans as to how such headcount reductions will be implemented or where they will be implemented. In addition, XL anticipates there will be some consolidation of office locations given the overlapping footprints of Catlin and XL. For the benefit of the combined business, in some instances the Catlin office is likely to be maintained whereas in others the XL office. XL and Catlin plan to establish an integration planning team in order to create an organisation that draws upon the talent of both XL and Catlin’s business and functional teams. The team will be led for XL by Myron Hendry, XL’s Chief Platform Officer, and for Catlin by Adrian Spieler, Catlin’s Chief Administrative Officer, with support from the extended leadership teams on both sides.

Recognising their long term commitment to the combined business and to ensure the ongoing success of the Enlarged Group and the successful integration of Catlin and XL:

•	Stephen Catlin has agreed in principle to enter into a new employment agreement with XL Services (Bermuda) Ltd and XL Group plc, subject to the successful completion of the Acquisition. Further details when executed will be set out in the Circular.

•	Paul Brand is expected to enter into a new employment agreement with XL Services UK Limited. Details of any such agreement will be set forth in the Circular.

XL intends to review terms and conditions for other key employees prior to completion of the Acquisition but no proposals have been made to date.

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13.	Mix and Match Facility

Catlin Shareholders (other than certain Overseas Shareholders) will be entitled to elect to vary the proportions in which they receive New XL Shares and cash in respect of their holdings of Catlin Shares. However, the total number of New XL Shares to be issued and the maximum aggregate amount of cash to be paid under the Acquisition will not be varied as a result of elections under the Mix and Match Facility.

Accordingly, elections made by Catlin Shareholders under the Mix and Match Facility will be satisfied only to the extent that other Catlin Shareholders make off-setting elections. To the extent that elections cannot be satisfied in full, they will be scaled down on a pro rata basis. As a result, Catlin Shareholders who make an election under the Mix and Match Facility will not know the exact number of New XL Shares or the amount of cash they will receive until settlement of the consideration due to them in respect of the Acquisition.

The basis on which Catlin Shareholders may vary the proportions in which they receive New XL Shares and cash in respect of their holdings of Catlin shares will be set out in the Circular to be published in due course.

In the event that a Catlin Shareholder does not make an election under the Mix and Match Facility it will receive 388 pence in cash and 0.130 New XL Share for each Catlin Share.

Further details of the Mix and Match Facility (including the action to take in order to make a valid election, the deadline for making elections, and the basis on which entitlement to receive cash may be exchanged for an entitlement to additional New XL Shares (or vice versa)) will be included in the Circular.

14.	Offer-Related Arrangements

Confidentiality Agreement

On 16 July 2013, XL and Catlin entered into the Confidentiality Agreement pursuant to which each of XL and Catlin have agreed to keep confidential information about the other party and not to disclose to third parties (other than permitted recipients) confidential information exchanged by them unless required by law or regulation, the rules of any stock exchange or by legal process. As amended by the Implementation Agreement, these confidentiality obligations will remain in force until the earlier of (i) the completion of the Acquisition or (ii) 9 October 2015.

15.	Implementation Agreement

XL, XL Sub and Catlin have entered into an Implementation Agreement in relation to the Acquisition and other related matters. The Implementation Agreement contains certain undertakings, assurances and confirmations among the parties, including with respect to the implementation of the Acquisition.

As Catlin is incorporated and has its registered office in Bermuda, the Code does not apply to XL, XL Sub or Catlin, or in relation to the Acquisition. However, in accordance with the requirements of the Bye-Laws and pursuant to the terms of the Implementation Agreement, XL, XL Sub and Catlin have agreed to implement the Acquisition, and to observe and comply with the provisions of the Code, as if Catlin were subject to the Code. In particular, XL has specifically undertaken that Rule 13 of the Code will govern the circumstances in which it can invoke any Condition so as to cause the Acquisition to lapse and Catlin has specifically undertaken that Rule 21 of the Code will apply to it in the period pending the Effective Date. XL has also agreed to certain restrictions pending the Effective Date, including as to its ability to pay dividends, alter its capital structure or amend its constitutional documents, subject to various exceptions.

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Pursuant to the Implementation Agreement, XL and Catlin have agreed to appoint a committee comprised of three representatives appointed by each of them (the “Code Committee”), which will be responsible for determining how the Code would be interpreted and applied in relation to the Acquisition had Catlin been subject to the Code. The Implementation Agreement also provides for referral of any matter relating to the interpretation and application of the Code to an independent expert (the “Code Expert”), whose rulings will (absent fraud or manifest error) be final and binding on the parties.

Pursuant to the Implementation Agreement, XL and Catlin agree to co-operate and assist each other in obtaining the Clearances required to satisfy the Conditions.

The Implementation Agreement sets out the parties’ agreement as to the treatment, in relation to the Acquisition, of participants in the Catlin Share Schemes.

The Implementation Agreement also sets out the circumstances in which XL may elect to implement the Acquisition by way of a Takeover Offer or Bermuda Merger. XL may elect, with the prior written consent of either (i) Catlin, or (ii) the Code Committee or the Code Expert, to implement the Acquisition by way of a Takeover Offer. XL may also elect, with the agreement of Catlin, to implement the Acquisition by way of a Bermuda Merger. In such circumstances, the Code Committee or the Code Expert shall determine the timetable for the Takeover Offer or Bermuda Merger.

The Implementation Agreement is terminable:

•	upon agreement in writing between XL and Catlin at any time prior to the Effective Date;

•	by Catlin, by written notice to XL, at any time prior to the Effective Date;

•	by XL, by written notice to Catlin, stating that (i) any Condition which has not been waived (or is incapable of waiver) is (or has become) incapable of satisfaction by the Long Stop Date, and (ii) notwithstanding that it may have the right to waive such Condition, it will not do so; provided that XL would, in accordance with the Implementation Agreement, be entitled to invoke (and not obliged to waive) such Condition;

•	by XL, by written notice to Catlin, if: (i) the Catlin Board notifies XL or publicly states that it no longer recommends (or intends to recommend) that Catlin Shareholders vote in favour of, the Acquisition; (ii) the Catlin Board fails to provide, adversely modifies or qualifies the Catlin Board recommendation in favour of the Acquisition or withdraws (or publicly states that it intends to withdraw) such recommendation (provided that, in the case of (i) and (ii), but without prejudice to (vi) or (vii) below, the circumstances in (i) and (ii) above shall be deemed not to have arisen by reason only of any adjournment of either or both of the Court Meeting and the General Meeting for a specified period of time or any delay of the Court Hearing; (iii) following the Court Meeting or the General Meeting, the Catlin Board notifies XL in writing or publicly states that Catlin will not seek the sanctioning of the Scheme by the Court; (iv) the Catlin Board recommends a competing offer with a third party; (v) the Scheme does not become effective by the Long Stop Date in accordance with its terms; (vi) either the Court Meeting or the General Meeting has not been held by the date which is 22 days after the expected date for such meeting as set out in the Circular (unless extended with the written agreement of XL and Catlin); or (vii) the Court Hearing has not been held by the date which is 22 days after the expected date for such hearing as set out in the Circular (unless extended with the written agreement of XL and Catlin) (each of (i), (ii), (iii), (iv), (v), (vi) and (vii) being a “Relevant Withdrawal Event”); provided that for the purposes hereof, none of the following shall itself constitute a Relevant Withdrawal Event: (a) any Catlin Director(s) not joining (or not continuing to participate) in any recommendation or intended recommendation so long as such recommendation or intended recommendation is concurrently maintained and reconfirmed by at least a majority of the entire Catlin Board; and (b) any holding statement(s) issued by the Catlin Board to Catlin Shareholders following a change of circumstances so long as (x) any such holding statement contains an express statement that such recommendation is not withdrawn and does not contain a statement that the Catlin Board intends to withdraw such recommendation and (y) if and only if the Code Expert imposes a deadline for the clarification of such holding statement, at least a majority of the Catlin Board maintains and reconfirms its recommendation to Catlin Shareholders to vote in favour of the resolutions at the Court Meeting and the General Meeting by such deadline;

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•	by either XL or Catlin, by written notice to the other, if the Acquisition would be regarded as having lapsed or been withdrawn for the purposes of the Code; and

•	by either XL or Catlin, by written notice to the other, if the Effective Date has not occurred by the Long Stop Date.

Merger Agreement

The Merger Agreement provides that immediately following, and conditional only upon, the Scheme becoming effective, Catlin will merge with and into XL Sub pursuant to Section 104H of the Bermuda Companies Act, with XL Sub continuing as the surviving company. If the Implementation Agreement is terminated, or if XL publicly announces a Takeover Offer or Bermuda Merger (subject to and in accordance with the Implementation Agreement, the Merger Agreement will terminate.

The Catlin Board and the board of directors of XL have approved the Merger and the Merger Agreement. XL, as sole shareholder of XL Sub, has approved the Merger and the Merger Agreement, and immediately following effectiveness of the Scheme, XL, as sole shareholder of Catlin, will approve the Merger and the Merger Agreement.

Code Application Letter

XL and Catlin have entered into a letter agreement dated 9 January 2015, pursuant to which they have agreed, among other things, that, for the purpose of Rule 13.5(a) of the Code, it would be of material significance to XL in the context of the Acquisition, if any of Condition C (PRA approval), Condition D (relating to Lloyd’s approval), Condition E (Bermuda Monetary Authority approval), Condition F (FINMA approval), Condition G (Delaware Department of Insurance approval), Condition H (Texas Department of Insurance approval), Condition I (New York Department of Financial Services approval) (if applicable) or Condition M (United States Hart-Scott-Rodino clearance) is not satisfied.

16.	Description of the Scheme and the Merger

The Acquisition

It is intended that the Acquisition will comprise a two-step, integrated process. The first step will be the acquisition by XL of the entire issued and to be issued share capital of Catlin by way of a scheme of arrangement under Section 99 of the Bermuda Companies Act. In the second step, immediately following the Scheme becoming effective, Catlin will merge with and into XL Sub, a wholly owned subsidiary of XL, pursuant to Section 104H of the Bermuda Companies Act and the terms of the Merger Agreement, such that XL Sub is the surviving company.

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The Scheme of Arrangement

The purpose of the Scheme is to provide for XL to become the owner of the whole of the issued and to be issued share capital of Catlin.

In summary, the Scheme will involve:

•	the cancellation of all Catlin Shares in issue at the Scheme Record Time (other than the Excluded Shares), in consideration for which Scheme Shareholders will receive the Acquisition Consideration; and

•	the allotment and issue of new shares in Catlin to XL, as a result of which Catlin will become a wholly owned subsidiary of XL.

In addition, it is intended that the Bye-Laws will be amended in order to ensure that any Catlin Shares issued (other than to any member of the XL Group or their respective nominees) between approval of the Scheme at the Court Meeting and the Scheme Record Time will be subject to the Scheme, and that any Catlin Shares issued (other than to any member of the XL Group or their respective nominees) after the Scheme Record Time will automatically be acquired by XL for the Acquisition Consideration.

To become effective, the Scheme requires the approval of the Catlin Shareholders by the passing of a resolution at the Court Meeting. The resolution to be proposed at the Court Meeting must be approved by a majority in number representing not less than three-fourths of the voting rights of the holders of the Catlin Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting.

In addition, the implementation of the Scheme will require a special resolution to be passed at the General Meeting, which is intended to be held immediately after the Court Meeting. The special resolution to be proposed at the General Meeting requires approval by not less than three-fourths of the votes cast by holders of Catlin Shares present and voting at the General Meeting (either in person or by proxy).

The Scheme is also conditional on the matters referred to in Appendix I to this announcement.

Following the Court Meeting and the General Meeting, the Scheme must be sanctioned by the Court. The Scheme will become effective in accordance with its terms on delivery of the Scheme Court Order to the Registrar of Companies. Catlin will not cause or permit the Scheme to become effective unless and until the other Conditions have been satisfied (or, where required or permitted in accordance with the Implementation Agreement, waived).

Upon the Scheme becoming effective, it will be binding on all Catlin Shareholders, whether or not they attended or voted at the Court Meeting and/or the General Meeting or if they voted against the resolutions. As required by the Code, the Acquisition Consideration will be dispatched by XL to Scheme Shareholders no later than 14 days after the Effective Date.

The Scheme will contain a provision for XL and Catlin acting jointly to consent, on behalf of all persons concerned, to any modification of or addition to the Scheme or to any condition that the Court may approve or impose. Catlin has been advised that the Court would be unlikely to approve any modification of, or addition to, or impose a condition to the Scheme which might be material to the interests of Scheme Shareholders unless Scheme Shareholders were informed of such modification, addition or condition. It would be a matter for the Court and for the Catlin Board to decide, in their discretion, whether or not a further meeting of the Scheme Shareholders should be held in these circumstances.

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The Circular will include full details of the Scheme, together with notice of the Court Meeting and the General Meeting and the expected timetable, and will specify the action to be taken by Scheme Shareholders.

The Scheme will be governed by Bermuda law. The Scheme will be subject to the applicable requirements of the Bermuda Stock Exchange, the London Stock Exchange and the FCA.

The Merger

Pursuant to the Merger Agreement, immediately following, and conditional only upon, the Scheme becoming effective, Catlin will merge with and into XL Sub, with XL Sub continuing as the surviving company.

The Scheme and the Merger are intended to be a single, integrated transaction that qualifies as a reorganisation for U.S. federal income tax purposes.

The Circular will include full details of the Merger. The Merger will be governed by Bermuda law.

17.	Listing and Commencement of Dealings in New XL Shares and Irish Prospectus

Application will be made for the listing of New XL Shares on the New York Stock Exchange. Details of how Catlin Shareholders can hold, access and trade the New XL Shares will be set out in the Circular.

XL will also be required to produce the Irish Prospectus in connection with the issue of the New XL Shares. Approval and publication of the Irish Prospectus, including in the United Kingdom, is a Condition to the Acquisition.

18.	De-listing of Catlin Shares

Prior to the Effective Date, Catlin will apply to cancel the listing of the Catlin Shares on the Official List and the trading of the Catlin Shares on the London Stock Exchange’s main market for listed securities. The last day of dealings in Catlin Shares on the London Stock Exchange is expected to be the last Business Day before the Effective Date. In addition, with effect from the Effective Date, entitlements to Catlin Shares held within the CREST system will be cancelled.

19.	Fractional Entitlements

Fractions of New XL Shares will not be allotted to Catlin Shareholders. Instead, all fractional shares which a holder of Catlin Shares would otherwise be entitled to receive will be aggregated and calculations will be rounded down to four decimal places (0.0001), and such holder shall receive, in lieu of such fractional entitlements, cash in an amount (rounded down to the nearest penny) equal to such fractional amount multiplied by the last reported sale price of XL Shares on the New York Stock Exchange (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source selected by XL) on the last complete trading day prior to the Effective Date.

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20.	Catlin ADRs

Holders of Catlin ADRs will not be entitled to vote directly on the Acquisition. Instead, Catlin will request that the Catlin ADR Depositary deliver to holders of Catlin ADRs a notice of (or notices for) the Court Meeting and the General Meeting, and holders of Catlin ADRs will have the right to instruct the Catlin ADR Depositary how to vote the Catlin Shares underlying the Catlin ADRs with respect to the Acquisition, subject to and in accordance with the terms of the depositary agreement with the Catlin ADR Depositary, a copy of which is available free of charge at the SEC’s website at www.sec.gov or by directing a request to Catlin’s contact for enquiries identified above.

21.	Opening Position Disclosure and Disclosure of Interests in Catlin

XL confirms that it will today make an Opening Position Disclosure, setting out the details required to be disclosed by it under Rule 8.1(a) of the Code (as if the Code applied to Catlin and to the Acquisition).

XL, together with other members of the XL Group, holds no interests in Catlin Shares.

As at the close of business on 8 January 2015, being the latest practicable date prior to the date of this announcement, save for: (i) the Opening Position Disclosure released by XL on the date hereof; and (ii) the irrevocable undertakings referred to in paragraph 7 above, none of XL nor any of its directors nor, so far as XL is aware, any person acting, or deemed to be acting, in concert with XL:

•	had an interest in, or right to subscribe for, relevant securities of Catlin;

•	had any short position in (whether conditional or absolute and whether in the money or otherwise), including any short position under a derivative, any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery of, relevant securities of Catlin;

•	had procured an irrevocable commitment or letter of intent to accept the terms of the Acquisition in respect of relevant securities of Catlin; or

•	had borrowed or lent any Catlin Shares.

Furthermore, save for the irrevocable undertakings described in paragraph 7 above, neither XL nor any person acting in concert with XL is a party to any dealing arrangement in relation to Catlin Shares. For these purposes, a “dealing arrangement” includes any indemnity or option arrangement, any agreement or any understanding, formal or informal, of whatever nature, relating to Catlin Shares which may be an inducement to deal or refrain from dealing in such securities.

22.	Conditions to the Acquisition

Appendix I to this announcement sets out the Conditions and further terms to which the Acquisition will be subject, including with respect to certain Clearances that are required in order for the Acquisition to proceed.

The Acquisition is conditional on, among other things:

•	the approval of the Scheme by the Catlin Shareholders at the Court Meeting, which approval requires a majority in number representing not less than three-fourths of the voting rights of the holders of the Catlin Shares (or the relevant class or classes thereof, if applicable) present and voting at the Court Meeting (either in person or by proxy);

•	the approval by Catlin Shareholders of the special resolution to be proposed at the General Meeting, which approval requires not less than three-fourths of the votes cast by holders of Catlin Shares present and voting at the General Meeting (either in person or by proxy);

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•	the Court Meeting and the General Meeting being held no later than the day which is 22 days after the expected date for such meetings (to be set out in the Circular to be published in due course);

•	the Court Hearing being held no later than the day which is 22 days after the expected date of the Court Hearing (to be set out in the Circular to be published in due course);

•	the relevant Clearances having been received, on terms reasonably satisfactory to XL, from: the PRA; Lloyd’s; the Bermuda Monetary Authority; FINMA; insurance regulators in Delaware, Texas and (if applicable) New York;

•	the sanction of the Scheme by the Court; and

•	the Acquisition having become effective on or before 9 October 2015 or such later date as Catlin and XL may agree.

23.	Total Shares in Issue

Catlin confirms that as at the close of business on 8 January 2015, being the latest practicable date prior to the date of this announcement, it had 362,570,229 common shares in issue and admitted to trading on the Main Market of the London Stock Exchange under ISIN reference BMG196F11004 and ticker symbol CGL.

XL confirms that as at the close of business on 8 January 2015, being the latest practicable date prior to the date of this announcement, it had 255,178,939 ordinary shares in issue and admitted to trading on the New York Stock Exchange under ISIN reference IE00B5LRLL25 and ticker symbol XL.

24.	General

XL and Catlin have agreed that XL may (in accordance with and subject to the terms of the Implementation Agreement) implement the Acquisition by making, directly or indirectly through XL Sub, a Takeover Offer as an alternative to the Scheme. XL may implement the Acquisition by way of a Takeover Offer only with Catlin’s prior written consent or with the consent of the Code Committee or the Code Expert. XL may also, with Catlin’s agreement, implement the Acquisition by way of a Bermuda Merger.

Any Takeover Offer or Bermuda Merger (as the case may be) will be implemented on the same terms, so far as applicable (subject to appropriate amendments), as those which would apply if the Acquisition were implemented by way of the Scheme.

If the Acquisition is effected by way of a Takeover Offer and such offer becomes or is declared unconditional in all respects and sufficient acceptances are received, XL intends (i) to request that the London Stock Exchange and the UKLA cancel trading in Catlin Shares on the London Stock Exchange’s Main Market for listed securities and the listing of Catlin Shares on the Official List; and (ii) to exercise its rights under the Bermuda Companies Act to acquire compulsorily any outstanding Catlin Shares to which such offer relates, or in the event that the acceptance condition to the Takeover Offer is set at or above 75 per cent. but less than 90 per cent., as promptly as reasonably practicable following the acquisition of the majority of the Catlin Shares to which such offer relates, to effect a merger or an amalgamation in accordance with the Bermuda Companies Act, in each case for acquisition consideration that consists of 388 pence and 0.130 New XL Share for each Catlin Share so acquired.

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It is expected that the Circular will be dispatched to Catlin Shareholders simultaneously with or shortly after the publication of the Irish Prospectus in respect of the New XL Shares. It is currently expected that the Court Meeting and General Meeting will be held in the second quarter of 2015 and the Acquisition is expected to become effective in mid-2015, subject to obtaining the Clearances without delay and to the satisfaction (or waiver) of the other Conditions set out in Appendix I to this announcement.

In deciding whether or not to vote or procure votes in favour of the resolutions to be proposed at the Court Meeting and at the General Meeting, Catlin Shareholders should rely on the information contained, and follow the procedures described, in the Circular and the form of proxy and direction accompanying the Circular and, in relation to the New XL Shares, the Irish Prospectus.

25.	Consents

Morgan Stanley, Goldman Sachs International, J.P. Morgan Cazenove, Evercore, Barclays and Ernst & Young have each given and not withdrawn their consent to the publication of this announcement with the inclusion herein of the references to their names in the form and context in which they appear.

26.	Documents on Display

Copies of this announcement and the following documents will, by no later than 12:00 p.m. (London time) on the Business Day following the date of this announcement, be made available on XL’s website at www.xlgroup.com and Catlin’s website at www.catlin.com:

•	the Confidentiality Agreement;
•	the Implementation Agreement;
•	the Merger Agreement;
•	the Code Application Letter; and
•	the irrevocable undertakings referred to in paragraph 7 above and summarised in Appendix III to this announcement.

Neither the contents of Catlin’s website or the contents of XL’s website, nor the content of any other website accessible from hyperlinks on either such website, is incorporated into or forms part of, this announcement.

Enquiries

XL
David Radulski (Investor Relations)	Tel: +1 (203) 964 3470
Elliott Bundy (Communications)	Tel: +1 (203) 674 6932
Morgan Stanley (financial adviser to XL)
Ian Hart	Tel: +44 (0) 207 425 8000
Eric Bischof	Tel: +1 (212) 761 4000

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Gavin McFarland	Tel: +1 (212) 761 4000
Goldman Sachs International (financial adviser to XL)
Andrea Vittorelli	Tel: +1 (212) 902 1000
Nimesh Khiroya	Tel: +44 (0) 207 774 1000
Jason Eisenstadt	Tel: +1 (212) 902 1000
Sard Verbinnen & Co. (PR adviser to XL)
Drew Brown / Chris Kittredge (New York)	Tel: +1 (212) 687 8080
Jonathan Doorley / Jennifer Stroud (London)	Tel: +44 (0) 203 178 8914
Catlin
William Spurgin (Investor Relations)	Tel: +44 (0) 207 458 5726
James Burcke (Media Relations)	Tel: +44 (0) 207 458 5710
J.P. Morgan Cazenove (financial adviser and corporate broker to Catlin)
Conor Hillery	Tel: +44 (0) 207 742 4000
Robert Thomson	Tel: +44 (0) 207 742 4000
Mike Collar	Tel: +44 (0) 207 742 4000
Evercore (financial adviser to Catlin)
Andrew Sibbald	Tel: +44 (0) 207 653 6000
Stuart Britton	Tel: +1 (212) 857 3100
Neil Bhadra	Tel: +44 (0) 207 653 6000
Barclays (financial adviser and corporate broker to Catlin)
Jim Renwick	Tel: +44 (0) 207 623 2323
Kunal Gandhi	Tel: +44 (0) 207 623 2323
Michael Lamb	Tel: +44 (0) 207 623 2323
Stuart Ord	Tel: +44 (0) 207 623 2323
Maitland (PR adviser to Catlin)
Liz Morley	Tel: +44 (0) 207 379 5151

Morgan Stanley & Co. International plc, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority in the United Kingdom, is acting as joint financial adviser to XL and no one else in connection with the Acquisition, and will not be responsible to anyone other than XL for providing the protections afforded to clients of Morgan Stanley & Co. International plc nor for providing advice in relation to the Acquisition. Neither Morgan Stanley & Co. International plc nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of Morgan Stanley & Co. International plc in connection with this announcement, any statement contained herein or otherwise.

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Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting as joint financial adviser to XL and no one else in connection with the Acquisition and the other matters referred to in this announcement. In connection with the Acquisition and any other such matters, Goldman Sachs International, its affiliates and its and their respective partners, directors, officers, employees and agents will not regard any other person as their client, nor will they be responsible to anyone other than XL for providing the protections afforded to their clients or for giving advice in connection with the Acquisition or any other matter referred to herein.

J.P. Morgan Cazenove, which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser to Catlin and no one else in connection with the Acquisition and will not be responsible to anyone other than Catlin for providing the protections afforded to its clients or for providing advice in connection with Acquisition, the contents of this announcement or any matter referred to in this announcement.

Evercore, which is authorised and regulated by the Financial Conduct Authority, is acting as joint financial adviser for Catlin and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Catlin for providing the protections afforded to its clients or for providing advice in relation to the matters referred to in this announcement.

Barclays, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority, is acting exclusively for Catlin and no one else in connection with the Acquisition and will not be responsible to anyone other than Catlin for providing the protections afforded to its clients or for providing advice in relation to the Acquisition or in relation to the contents of this announcement or any transaction or any other matters referred to herein.

The City Code on Takeovers and Mergers

By virtue of its status as a Bermuda incorporated company, the Code does not apply to Catlin. Catlin has incorporated certain takeover-related provisions into its Bye-Laws but these do not provide Catlin Shareholders with the full protections offered by the Code and enforcement of such provisions are the responsibility of Catlin, not the Panel. Accordingly, Catlin Shareholders are reminded that the Panel does not have responsibility, in relation to Catlin, for ensuring compliance with the Code and is not able to answer shareholders’ queries. Catlin and XL have agreed certain matters regarding the application of the Code to the Acquisition, and the terms of that agreement are summarised in the following announcement.

In particular, public disclosures consistent with the provisions of Rule 8 of the Code (as if it applied to Catlin) should not be e-mailed to the Panel, but, as described below, released directly through a Regulatory Information Service.

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Further Information

This announcement is for information purposes only and is not intended to and does not constitute, or form any part of, an offer to sell or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Acquisition or otherwise, nor shall there be any sale, issuance or transfer of securities of XL or Catlin in any jurisdiction in contravention of applicable law. The Acquisition will be made solely pursuant to the terms of the Circular, which will contain the full terms and conditions of the Acquisition, including details of how to vote in respect of the Acquisition and accompanied by forms of proxy for use at the Court Meeting and at the General Meeting. Any decision in respect of, or in response to, the Acquisition should be made only on the basis of the information in the Circular and the Irish Prospectus. Catlin Shareholders are advised to read the Circular, the Irish Prospectus and any other formal documentation published in relation to the Acquisition carefully, once it has been published or dispatched.

This announcement does not constitute a prospectus or a prospectus equivalent document.

Whether or not Catlin Shares are voted at the Court Meeting or the General Meeting, if the Acquisition becomes effective, all Catlin Shares will be cancelled pursuant to the Acquisition.

This announcement has been prepared for the purpose of complying with Bermuda and English law and the Listing Rules and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom and Bermuda.

Notice to U.S. Holders of Catlin Shares

The Acquisition relates to the shares of a Bermuda company and is being made by means of a scheme of arrangement provided for under the Bermuda Companies Act. The transaction, implemented by way of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the U.S. Securities Exchange Act of 1934, as amended. Accordingly, the Acquisition is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in Bermuda listed on the London Stock Exchange and applicable to the issuance of buyer shares under the laws of the Republic of Ireland, which differ from the disclosure requirements of United States tender offer and proxy solicitation rules. If, in the future, XL exercises its right to implement the Acquisition by way of a Bermuda Merger or by way of a Takeover Offer and determines to extend the Takeover Offer into the United States, the Acquisition will be made in compliance with applicable United States laws and regulations.

The New XL Shares to be issued pursuant to the Acquisition have not been registered under the U.S. Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New XL Shares to be issued pursuant to the Acquisition will be issued pursuant to the exemption from registration provided by Section 3(a)(10) under the U.S. Securities Act. If, in the future, XL exercises its right to implement the Acquisition by way of a Takeover Offer, a Bermuda Merger or otherwise in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New XL Shares. In this event, Catlin Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information, and such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to XL’s contact for enquiries identified above.

Neither the SEC nor any U.S. state securities commission has approved or disapproved of the New XL Shares to be issued in connection with the Acquisition, or determined if this announcement is accurate or complete. Any representation to the contrary is a criminal offence in the United States.

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XL and Catlin are incorporated under the laws of Ireland and Bermuda, respectively. In addition, some of their respective officers and directors reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL, Catlin or their respective officers or directors on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. It may not be possible to sue XL or Catlin or their respective officers or directors in a non-U.S. court for violations of the U.S. securities laws. There is also doubt as to enforceability in Ireland and in Bermuda, in original actions or in actions for enforcement, of the judgments of U.S. courts, based on the civil liability provisions of U.S. federal securities laws. In particular, there is no treaty between Ireland and the United States providing for the reciprocal recognition and enforcement of foreign judgments, and there is no treaty in force between the United States and Bermuda providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

Overseas Shareholders

The laws of the relevant jurisdictions may affect the availability of the Acquisition to persons who are not resident in the United Kingdom, the United States, the Republic of Ireland or Bermuda. Persons who are not resident in the United Kingdom, the United States, the Republic of Ireland or Bermuda or who are subject to laws of any jurisdiction other than the United Kingdom, the United States, the Republic of Ireland or Bermuda, should inform themselves about, and observe, any applicable requirements. In particular, the ability of Catlin Shareholders who are not resident in the United Kingdom, the United States, the Republic of Ireland or Bermuda to vote their Catlin Shares with respect to the Acquisition at the Court Meeting and the General Meeting may be affected by the laws of the relevant jurisdiction in which they are located. Any person (including, without limitation, nominees, trustees and custodians) who would, or otherwise intends to, forward this announcement, the Circular or any accompanying document to any jurisdiction outside the United Kingdom, the United States, the Republic of Ireland or Bermuda should refrain from doing so and seek appropriate professional advice before taking any action.

The Acquisition will not be made, directly or indirectly, in or into or by use of the mails or any other means or instrumentality (including, without limitation, telephonic or electronic) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, a Restricted Jurisdiction. If the Acquisition is implemented by way of a Takeover Offer (unless otherwise determined by XL and permitted by applicable law and regulation), the offer may not be capable of acceptance by any such use, means, instrumentality or facility or from within a Restricted Jurisdiction. Accordingly, copies of this announcement and formal documentation relating to the Acquisition are not being, and must not be, directly or indirectly, mailed or otherwise forwarded or distributed in, into or from a Restricted Jurisdiction and persons receiving this announcement (including custodians, nominees and trustees) must not distribute or send it into or from a jurisdiction where to do so would violate laws in that jurisdiction. Doing so may render invalid any related purported acceptance of a Takeover Offer. If the Acquisition is implemented by a Bermuda Merger or by way of a Takeover Offer and XL extends the Takeover Offer into the U.S., it will do so in satisfaction of the procedural and filing requirements of the U.S. securities laws at that time, to the extent applicable thereto.

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Forward-Looking Statements

This announcement contains forward-looking statements, both with respect to XL and Catlin and their industries, that reflect their current views with respect to future events and financial performance. Statements that are not historical facts, including statements about XL’s or Catlin’s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations, all of which involve risk and uncertainty. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may”, “could” or “would” or similar statements of a future or forward-looking nature identify forward-looking statements. Actual results may differ materially from those included in such forward-looking statements and therefore you should not place undue reliance on them.

A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes: (a) changes in the size of claims relating to natural or man-made catastrophe losses due to the preliminary nature of some reports and estimates of loss and damage to date; (b) trends in rates for property and casualty insurance and reinsurance; (c) the timely and full recoverability of reinsurance placed by XL or Catlin with third parties, or other amounts due to XL or Catlin; (d) changes in the projected amount of ceded reinsurance recoverables and the ratings and credit worthiness of reinsurers; (e) actual loss experience from insured or reinsured events and the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated; (f) increased competition on the basis of pricing, capacity, coverage terms or other factors such as the increased inflow of third party capital into reinsurance markets, which could harm either XL’s or Catlin’s ability to maintain or increase its business volumes or profitability; (g) greater frequency or severity of claims and loss activity than XL’s or Catlin’s respective underwriting, reserving or investment practices anticipate based on historical experience or industry data; (h) changes in the global financial markets, including the effects of inflation on XL’s or Catlin’s business, including on pricing and reserving, increased government involvement or intervention in the financial services industry and changes in interest rates, credit spreads, foreign currency exchange rates and future volatility in the world’s credit, financial and capital markets that adversely affect the performance and valuation of either XL’s or Catlin’s investments, financing planning and access to such markets or general financial condition; (i) changes in ratings, rating agency policies or practices; (j) the potential for changes to methodologies, estimations and assumptions that underlie the valuation of XL’s or Catlin’s respective financial instruments that could result in changes to investment valuations; (k) changes to XL’s or Catlin’s respective assessment as to whether it is more likely than not that it will be required to sell, or has the intent to sell, available-for-sale debt securities before their anticipated recovery; (l) the ability of XL’s or Catlin’s subsidiaries to pay dividends; (m) the potential effect of legislative or regulatory developments in the jurisdictions in which XL or Catlin operates, such as those that could impact the financial markets or increase their respective business costs and required capital levels, including but not limited to changes in regulatory capital balances that must be maintained by operating subsidiaries and governmental actions for the purpose of stabilizing the financial markets; (n) the actual amount of new and renewal business and acceptance of products and services, including new products and services and the materialization of risks related to such products and services; (o) changes in applicable tax laws, tax treaties or tax regulations or the interpretation or enforcement thereof; (p) the effects of mergers, acquisitions, divestitures and retrocession agreements; and (q) in the case of XL, the other factors set forth in XL’s reports on Form 10-K, Form 10-Q and other documents on file with the SEC.

Additionally, the Acquisition is subject to risks and uncertainties, including:  (i) XL and Catlin may be unable to complete the Acquisition because, among other reasons, conditions to the completion of the Acquisition may not be satisfied or waived, including the failure to obtain required regulatory approvals, or the other party may be entitled to terminate the Acquisition; (ii) receipt of regulatory approvals required by the Acquisition may be subject to conditions, limitations and restrictions that could negatively impact the business and operations of the combined company; (iii) uncertainty as to the timing of completion of the Acquisition; (iv) the ability to obtain approval of the Acquisition by Catlin Shareholders; (v) uncertainty as to the actual premium (if any) that will be realised by Catlin Shareholders in connection with the Acquisition;  (vi) uncertainty as to the long-term value of XL ordinary shares to be issued to Catlin Shareholders in connection with the Acquisition; (vii) inability to retain key personnel of Catlin or XL during the pendency of the Acquisition or after completion of the Acquisition; (viii) failure to realise the potential synergies from the Acquisition, including as a result of the failure, difficulty or delay in integrating Catlin’s businesses into XL; (ix) the ability of the Catlin Board to withdraw its recommendation of the Acquisition; and (x) the outcome of any legal proceedings to the extent initiated against XL, Catlin and others relating to the Acquisition, as well as XL and Catlin’s management’s responses to any of the aforementioned factors.

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Neither Catlin nor XL undertakes any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Disclosure Requirements

Catlin is a Bermuda company and is therefore not subject to the Code. Accordingly, shareholders of Catlin and others dealing in Catlin Shares are not obliged to disclose any of their dealings under the provisions of the Code. However, market participants are requested to make disclosures of dealings as if the Code applied and as if Catlin were in an “offer period” under the Code. Catlin Shareholders and persons considering the acquisition or disposal of any interest in Catlin Shares are reminded that they are subject to the Disclosure and Transparency Rules made by the UKLA and other applicable regulatory rules regarding transactions in Catlin Shares.

Catlin’s website contains the form of disclosure requested. If you are in any doubt as to whether or not you should disclose dealings, you should contact an independent financial adviser authorised by the Financial Conduct Authority under the FSMA (or, if you are resident in a jurisdiction other than the U.K., a financial adviser authorised under the laws of such jurisdiction).

In light of the foregoing, as provided in Rule 8.3(a) of the Code, any person who is “interested” in one per cent. or more of any class of “relevant securities” of Catlin or of any “securities exchange offeror” (being any “offeror” other than an “offeror” in respect of which it has been announced that its “offer” is, or is likely to be, solely in “cash”) should have made an Opening Position Disclosure following the commencement of the “offer period” which began when the Possible Offer Announcement was released on 17 December 2014.

An Opening Position Disclosure should contain details of the person’s interests and short positions in, and rights to subscribe for, any “relevant securities” of each of (i) Catlin and (ii) any “securities exchange offeror(s)”. Persons to whom Rule 8.3(a) would have applied had the Code been applicable should have made an Opening Position Disclosure by no later than 3:30 p.m. (London time) on the tenth “business day” following the commencement of the “offer period” which began when the Possible Offer Announcement was released on 17 December 2014. Relevant persons who undertake “dealings” in the “relevant securities” of Catlin or of a “securities exchange offeror” prior to the deadline for making an Opening Position Disclosure should instead make a Dealing Disclosure.

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Rule 8.3(b) of the Code provides that if any person is, or becomes “interested” (directly or indirectly) in one per cent. or more of any class of “relevant securities” of an offeree or of any “securities exchange offeror”, all “dealings” in any “relevant securities” of that offeree or of any “securities exchange offeror” (including by means of an option in respect of, or a derivative referenced to, any such “relevant securities”) should be publicly disclosed in a Dealing Disclosure by no later than 3:30 p.m. (London time) on the “business day” following the date of the relevant transaction. In a situation where the Code applies, this requirement would continue until the date on which any “offer” becomes, or is declared, unconditional as to acceptances, lapses or is otherwise withdrawn or on which the “offer period” otherwise ends. Under Rule 8 of the Code, a Dealing Disclosure would contain details of the “dealing” concerned and of the person’s interests and short positions in, and rights to subscribe for, any “relevant securities” of (i) Catlin and (ii) any “securities exchange offeror”, save to the extent that these details have previously been disclosed under Rule 8.

Accordingly, in the case of both an Opening Position Disclosure and Dealing Disclosure (if any), disclosures of interests in the shares of each of XL and Catlin should be made.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire an “interest” in “relevant securities” of Catlin or a “securities exchange offeror”, they would, if the Code were applicable, be deemed to be a single person for the purpose of Rule 8.3 of the Code.

Consistent with the provisions of Rule 8.1 of the Code, Opening Position Disclosures should be made by Catlin and by any “offeror”, and all “dealings” in “relevant securities” of Catlin by Catlin, by any “offeror” or by any persons “acting in concert” with any of them, should be disclosed in a Dealing Disclosure by no later than 12:00 p.m. (London time) on the “business day” following the date of the relevant transaction.

“Interests in securities” arise, in summary, when a person has long economic exposure, whether conditional or absolute, to changes in the price of “securities”. In particular, a person will be treated as having an “interest” by virtue of the ownership or control of “securities”, or by virtue of any option in respect of, or derivative referenced to, “securities”.

Terms in quotation marks are defined in the Code, which can be found on the Panel’s website. If you are in any doubt as to whether or not you should disclose a “dealing” by reference to the above, you should contact an independent financial adviser authorised by the FCA under the FSMA.

No Profit Forecasts or Estimates

No statement in this announcement is intended as a profit forecast or estimate of the future financial performance of XL, Catlin or the Enlarged XL Group following completion of the Acquisition for any period unless otherwise stated. Furthermore, no statement in this announcement should be interpreted to mean that: (a) earnings or earnings per Catlin Share for Catlin for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per Catlin Share; or (b) earnings or earnings per XL Share for XL for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per XL Share.

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APPENDIX I

CONDITIONS AND FURTHER TERMS OF THE ACQUISITION

1.	Conditions of the Acquisition

The Acquisition will be subject to the satisfaction (or, where applicable, waiver in accordance with paragraph 2 of this Appendix I) of the following Conditions:

Approval of the Scheme

(A)	The Acquisition will be conditional upon:

(i)	the Scheme becoming effective by no later than the Long Stop Date;

(ii)	both the Court Meeting and the General Meeting being held by the date which is 22 days after the expected date for such meetings as set out in the Circular (or such later date as may be agreed between XL and Catlin); and

(iii)	the Court Hearing being held by the date which is 22 days after the expected date of the Court Hearing as set out in the Circular (or such later date as may be agreed between XL and Catlin),

provided that, Condition A(i), Condition A(ii) and Condition A(iii) may not be invoked or waived after the latest date specified in each such Condition.

(B)	The Acquisition will be subject to the following further Conditions:

(i)	approval of the Scheme by a majority in number representing not less than three-fourths of the voting rights of the holders of the Catlin Shares (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy, at the Court Meeting;

(ii)	the resolutions set out in the notice of the General Meeting being duly passed by the requisite majority at the General Meeting;

(iii)	the sanction of the Scheme by the Court (in each case with or without modification but subject to any modification being on terms acceptable to XL and Catlin) and the delivery of the Scheme Court Order to the Registrar of Companies; and

(iv)	there being no reason that is reasonably expected to prevent, immediately following the Scheme becoming effective, the delivery to the Registrar of Companies of all documentation and consents required to implement the Merger pursuant to the Bermuda Companies Act immediately following the Scheme becoming effective (including for the Registrar of Companies to issue a certificate of merger pursuant to the Bermuda Companies Act confirming the Merger).

In addition, the Acquisition will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Acquisition effective will not be taken unless the following Conditions have been satisfied or, where relevant, waived in accordance with paragraph 2 of this Appendix I:

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Specific anti-trust and regulatory clearances and approvals

PRA approval

(C)	the PRA having given notice in writing under section 189(4)(a) of the FSMA (or a decision notice under section 189(7) of the FSMA) (in terms which do not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition, whether under the existing insurance regulatory regime in the United Kingdom or under the Solvency II regime, including in each case in respect of regulatory capital) of its approval (or being treated as having given its approval by virtue of section 189(6) of the FSMA) in respect of any acquisition of or increase in control (as defined in sections 181 and 182 of the FSMA) over any member of the Wider Catlin Group which is a PRA authorised person, which in either case would take place as a result of the Acquisition;

Lloyd’s approval

(D)	Lloyd’s having given its consent in writing under paragraph 12 of the Lloyd’s Membership Byelaw or paragraph 43 of the Lloyd’s Underwriting Byelaw (as the case may be), (in terms which do not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition), in respect of any change in the controller of any member of the Wider Catlin Group which is a corporate member or a managing agent of Lloyd’s which would take place as a result of the Acquisition;

Bermuda approvals

(E)	(i) the Insurance Division of the Bermuda Monetary Authority confirming in writing that it has no objection in accordance with the Bermuda Insurance Act (A) to any change in the shareholder controller of any member of the Catlin Group, which is a registered person under the Bermuda Insurance Act, or (B) to any change to any member of the Catlin Group, which is a registered person under the Bermuda Insurance Act, each as result of the Acquisition, (ii) the Investment Division of the Bermuda Monetary Authority confirming in writing that it has no objection in accordance with the Bermuda Investment Business Act 2003 to any change in the majority shareholder controller of any member of the Catlin Group which is an investment provider licensed under the Bermuda Investment Business Act 2003, and (iii) the Exchange Control Division of the Bermuda Monetary Authority confirming in writing that it has no objection in accordance with the Exchange Control Act 1972 of Bermuda to any issue or transfer of shares in the Surviving Company in connection with the Acquisition, provided that the terms of any such non-objection shall not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

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FINMA approval

(F)	FINMA not having initiated any examination within four (4) weeks following the notification of the change in the qualified participant of Catlin Re Switzerland Ltd. arising from the Acquisition, or in the event FINMA does initiate such examination, FINMA having then approved the Acquisition, provided that the terms of such an approval shall not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

United States state insurance regulatory approvals

(G)	the commissioner of the Delaware Department of Insurance having approved, pursuant to 18 Del. Code § 5003, any acquisition of control arising from the Acquisition, provided that the terms of such approval shall not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

(H)	the commissioner of the Texas Department of Insurance having approved, pursuant to Texas Insurance Code § 823.154 and § 4001.253, any acquisition of control arising from the Acquisition, provided that the terms of such approval shall not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

(I)	in the event that any member of the Wider Catlin Group acquires control of WRM America Indemnity Company, Inc. prior to the Effective Date, the superintendent of the New York Department of Financial Services having approved, pursuant to Section 1506 of the New York Insurance Code, any acquisition of control arising from the Acquisition, provided that the terms of such approval shall not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

(J)	the waiting periods having expired or been terminated for any and all pre-acquisition notification (Form E) filings required to be filed with United States state insurance regulators under applicable United States state insurance laws, provided that if such expiration or termination is subject to conditions, obligations or restrictions, the terms of the foregoing do not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

Other regulatory approvals

(K)	each regulatory or governmental authority (other than any anti-trust authority) which regulates or licenses any member of the Wider Catlin Group or any other body corporate in which any member of the Wider Catlin Group has an interest in shares, and whose prior approval, consent or non-objection to any change in control or acquisition of or increase in control in respect of that or any other member of the Wider Catlin Group is required, or any regulatory or governmental authority whose prior approval, consent or non-objection to the Acquisition is otherwise required, or from whom one or more licences or permissions are required in order to complete the Acquisition, having given its approval, non-objection or consent in writing thereto and, as the case may be, having granted such licences and permissions (in each case where required and in terms which do not impose any conditions, obligations or restrictions on the Enlarged XL Group which are material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition);

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European Commission clearance

(L)	in so far as the Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation:

(i)	the European Commission having issued a decision, on terms satisfactory to XL, acting reasonably, in respect of the Acquisition under Article 6(1)(b) or Article 6(2) of the Regulation (or being deemed to have done so under Article 10(6) of the Regulation); and

(ii)	if any aspect of the Acquisition is referred to a competent authority of a European Union or EFTA state or more than one such competent authority under Article 9 of the Regulation, confirmation having been received from each such competent authority that the Acquisition may proceed on terms satisfactory to XL, acting reasonably;

United States Hart-Scott-Rodino clearance

(M)	all necessary notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as amended) and the rules and regulations made thereunder having expired or been terminated in each case in respect of the Acquisition and the acquisition or the proposed acquisition of any shares or other securities in, or control of, Catlin by any member of the Wider XL Group;

Turkey anti-trust clearance

(N)	all necessary notifications and filings having been made and all clearance decisions having been received or waiting periods (including any extensions thereof) under the applicable Turkish anti-trust laws having expired or been terminated in each case in respect of the Acquisition and the acquisition or the proposed acquisition of any shares or other securities in, or control of, Catlin by any member of the Wider XL Group;

General anti-trust and regulatory

(O)	all clearance decisions having been received or waiting periods (including any extensions thereof) having expired or been terminated under any anti-trust laws in other jurisdictions where XL and Catlin (in both cases acting reasonably) agree that an anti-trust filing should be made in each case in respect of the Acquisition and the acquisition or the proposed acquisition of any shares or other securities in, or control of, Catlin by any member of the Wider XL Group;

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(P)	no anti-trust regulator or other Third Party, in each case in any jurisdiction where XL and Catlin (in both cases acting reasonably) agree that an anti-trust filing should be made (including the following jurisdictions in which XL and Catlin have so agreed: EU, the United States and Turkey), having decided, threatened or given notice of its decision to take, institute, implement or threaten any action, proceeding, suit, investigation, enquiry or reference or withdrawal of a clearance decision, or having required any action or step to be taken or otherwise having done anything or having enacted, made or proposed any statute, regulation, decision, order or change to published practice (and in each case, not having withdrawn the same), and there not continuing to be outstanding any statute, regulation, decision or order which would or might be expected to (in any case to an extent or in a manner which is material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition):

(i)	make the Acquisition, its implementation or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider Catlin Group by any member of the Wider XL Group, void, illegal and/or unenforceable under the laws of any relevant jurisdiction, or otherwise directly or indirectly prevent, prohibit, or restrain, restrict, delay or otherwise interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise impede, challenge, interfere, hinder the Acquisition or its implementation or require amendment to the terms of the Acquisition or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider Catlin Group by any member of the Wider XL Group, or otherwise challenge or interfere therewith;

(ii)	require any member of the Wider XL Group or any member of the Wider Catlin Group to sell, divest, hold separate, or otherwise dispose of all or any material part of their respective businesses, operations, product lines or assets or property or to prevent or materially delay any of the above;

(iii)	require any member of the Enlarged XL Group to conduct its business or any part thereof in a specified manner or impose any limitation on the ability of all or any of them to conduct their respective businesses (or any part thereof) or to own, control or manage any of their assets or properties (or any part thereof), in each case which is material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

(iv)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider XL Group or any member of the Wider Catlin Group to conduct, integrate or co-ordinate all or any part of its business with all or any part of the business of any other member of the Wider XL Group and/or the Wider Catlin Group;

(v)	impose any material limitation on, or result in a material delay in, the ability of any member of the Wider XL Group directly or indirectly to acquire, hold or to exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in Catlin or on the ability of any member of the Wider Catlin Group or any member of the Wider XL Group directly or indirectly to hold or exercise effectively all or any rights of ownership in respect of shares or loans or securities convertible into shares or any other securities (or the equivalent) in, or to exercise voting or management control over, any member of the Wider Catlin Group;

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(vi)	require, prevent or materially delay a divestiture, or materially alter the terms envisaged for any proposed divestiture by any member of the Wider XL Group or the Wider Catlin Group of any shares or other securities (or the equivalent) in any member of the Wider Catlin Group or any member of the Wider XL Group;

(vii)	in the event that XL elects to implement the Acquisition by way of a Takeover Offer, require any member of the Wider XL Group or the Wider Catlin Group to acquire, or offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider Catlin Group or any member of the Wider XL Group or any asset owned by any third party (other than in connection with the implementation of the Acquisition);

(viii)	require any member of the Wider Catlin Group or the Wider XL Group to relinquish, terminate or amend in any way any material contract to which any member of the Wider Catlin Group or the Wider XL Group is a party;

(ix)	result in any member of the Wider Catlin Group or any member of the Wider XL Group ceasing to be able to carry on business under any name under which it currently does so in any jurisdiction; or

(x)	require any member of the Wider XL Group or any member of the Wider Catlin Group or any of their respective affiliates to (A) invest, contribute or loan any capital or assets to; (B) guarantee or pledge capital assets for the benefit of; (C) maintain, support or guarantee a minimum level of capital or surplus in excess of the minimum regulatory requirements applicable in respect of such entity or in excess of any additional regulator-imposed buffer applicable as at the date hereof; or (D) provide any financial resources, keep-well or support of any nature whatsoever at any time to, any member of the Wider Catlin Group which is material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition, whether under the existing insurance regulatory regime, including in respect of regulatory capital, or under the Solvency II regime; or

(xi)	otherwise materially adversely affect all or any of the business, assets, liabilities, profits, financial or trading position, operational performance or prospects of any member of the Wider Catlin Group or any member of the Wider XL Group;

and all applicable waiting and other time periods (including any extensions thereof) during which any such anti-trust regulator or other Third Party could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or withdrawal of a clearance decision or take any other step under the laws of any jurisdiction in respect of the Acquisition or the acquisition or proposed acquisition of any Catlin Shares or other securities in, or control or management of, Catlin or otherwise intervene having expired, lapsed or been terminated;

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Listing on the New York Stock Exchange, effectiveness of registration

(Q)

(i)	confirmation having been received by XL that the New XL Shares have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange; and

(ii)	in the event that the Acquisition is implemented by way of a Takeover Offer or a Bermuda Merger, absent an available exemption from the registration requirements of the U.S. Securities Act, the Registration Statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of the Registration Statement having been initiated or threatened by the SEC and XL having received all necessary U.S. state securities law or blue sky authorisations;

Irish Prospectus

(R)	(i) the Irish Prospectus shall have been approved by the CBI, and made available to the public in accordance with Irish Prospectus Law; and (ii) the UKLA shall have given notice on its website that it has received, from the CBI, the information referred to in section 87H of the FSMA in relation to the Irish Prospectus;

Notifications, waiting periods and Authorisations

(S)	all notifications, filings or applications, other than any anti-trust notifications, filings or applications, which are necessary or are reasonably considered appropriate or desirable by XL having been made in connection with the Acquisition and all necessary waiting and other time periods (including any extensions thereof) under any applicable legislation or regulations of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory and regulatory obligations in any jurisdiction having been complied with in each case in respect of the Acquisition and all Authorisations which are necessary or reasonably considered appropriate by XL in any relevant jurisdiction for or in respect of the Acquisition or the acquisition or the proposed acquisition of any shares or other securities in, or control or management of, Catlin or any other member of the Wider Catlin Group by any member of the Wider XL Group having been obtained in terms and in a form reasonably satisfactory to XL from all relevant Third Parties or (without prejudice to the generality of the foregoing) from any persons or bodies with whom any member of the Wider Catlin Group or the Wider XL Group has entered into contractual arrangements and all such Authorisations necessary, appropriate or desirable to carry on the business of any member of the Wider Catlin Group in any jurisdiction having been obtained and all such Authorisations remaining in full force and effect at the time at which the Acquisition becomes effective and there being no notice or intimation of any intention to revoke, suspend, restrict, impede, modify or not to renew such Authorisations in each such case to an extent or in a manner which is material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition;

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Pension liabilities

(T)	since 31 December 2013, except as Fairly Disclosed:

(i)	no member of the Wider Catlin Group nor the trustees of any relevant pension scheme having been a party to an act or a deliberate failure to act, or suffered any event, which would lead to or entitle any person to commence the winding up of any such pension scheme or give rise directly or indirectly to a liability arising out of the operation of sections 38 to 56 (inclusive) of the Pensions Act 2004 or under section 75 of the Pensions Act 1995 in relation to any such pension scheme; and

(ii)	no action having been taken by the Pensions Regulator (as defined in the Pensions Act 2004) to exercise any of its powers in respect of any relevant pension scheme including its powers pursuant to sections 38 to 56 (inclusive) of the Pensions Act 2004 and sections 7 and 11 of the Pensions Act 1995 and no such exercise having been proposed or threatened to Catlin;

Catlin Shareholder resolutions

(U)	no resolution of Catlin Shareholders in relation to any acquisition or disposal of assets or shares (or the equivalent thereof) in any undertaking or undertakings (or in relation to any merger, consolidation, demerger, reconstruction, amalgamation or scheme) being passed at a meeting of Catlin Shareholders other than in relation to the implementation of the Acquisition and Catlin not having taken any action that requires or would require approval of Catlin Shareholders in general meeting pursuant to Rule 21.1 of the Code if the Code applied to Catlin and the Acquisition;

Certain matters arising as a result of any arrangement, agreement, etc.

(V)	except as Fairly Disclosed, there being no provision of any agreement, arrangement, lease, licence, franchise, permit or other instrument to which any member of the Wider Catlin Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any event or circumstance, which, in each case as a consequence of the Acquisition and the acquisition or proposed acquisition of any shares or other securities in, or control of, Catlin or any other member of the Wider Catlin Group or otherwise, would or might be expected to result in (in any case to an extent that is or would be material in the context of the Wider Catlin Group or in the context of the Acquisition):

(i)	any monies borrowed by, or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any such member being or becoming repayable or capable of being declared repayable, immediately or prior to its or their stated maturity date or repayment date, or the ability of any such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

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(ii)	any such agreement, arrangement, lease, licence, franchise, permit or other instrument, or the rights, liabilities, obligations, interests or business of any such member thereunder (or with any other person), being, or becoming capable of being, terminated or adversely affected, or any onerous obligation or liability arising or any adverse action occurring thereunder;

(iii)	any such member ceasing to be able to carry on its business under any name under which it currently does so;

(iv)	any assets or interests of or used by any such member being or being required to be disposed of or charged or ceasing to be available to any such member or any right arising under which any such asset or interest could be required to be disposed of or charged or could cease to be available to any such member;

(v)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any part of the business, property or assets of any such member or any such mortgage, charge or other security interest (whenever created, arising or having arisen) becoming enforceable;

(vi)	the creation or acceleration of any liability, actual or contingent, by any such member;

(vii)	any liability of any such member to make any severance, termination, bonus or other payment to any of its directors or other officers;

(viii)	any requirement on any such member to acquire, subscribe, pay up or repay any shares or other securities;

(ix)	the rights, liabilities, obligations or interests of any such member in, or the business of any such member with, any person, firm, company or body (or any arrangement or arrangements relating to any such interest or business) being or becoming capable of being terminated, or adversely modified or affected or any onerous obligation or liability arising or any adverse action being taken thereunder; or

(x)	the value of any such member or its financial or trading position or prospects being prejudiced or adversely affected;

and no event having occurred which, under any provision of any agreement, arrangement, lease, licence, franchise, permit or other instrument to which any member of the Wider Catlin Group is a party or by or to which any such member or any of its assets are or may be bound, entitled or subject, would or might be expected to result in any of the events or circumstances as are referred to in sub-paragraphs (i) to (x) of this Condition;

Certain events occurring since 31 December 2013

(W)	since 31 December 2013, except as Fairly Disclosed or as otherwise permitted under the Implementation Agreement or the Code Application Letter, no member of the Wider Catlin Group having:

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(i)	save for transactions between Catlin and any of its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Catlin, issued or agreed to issue or authorised or proposed or announced its intention to authorise or propose the issue of additional shares (or other securities) of any class, or securities or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares, securities or convertible securities or transferred or sold, or agreed to transfer or sell or authorised or proposed the transfer or sale of any shares out of treasury or purchased, redeemed or repaid or announced any proposal to purchase, redeem or repay any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(ii)	other than as required by the terms of the Non-Cumulative Perpetual Preferred Shares, recommended, declared, paid or made or proposed to recommend, declare, pay or make any bonus, dividend or other distribution whether payable in cash or otherwise, save for distributions to Catlin or a wholly-owned subsidiary of Catlin by a wholly-owned subsidiary of Catlin;

(iii)	save for transactions between Catlin and any of its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Catlin or pursuant to the Acquisition, merged or demerged with any body corporate or acquired or disposed of or transferred, mortgaged or charged or created any security interest over any material assets or any right, title or interest in any material asset (including shares or loan capital (or the equivalent thereof) in any undertaking or undertakings and further including trade investments) or implemented, effected, authorised or proposed or announced any intention to implement, effect, authorise or propose any such merger, demerger, reconstruction, amalgamation, scheme, commitment, acquisition, disposal, transfer, mortgage, charge or security interest (which, in the case of any transfer, mortgage, charge or security interest, is other than in the ordinary course of business consistent with past practice);

(iv)	save for transactions between Catlin and any of its wholly-owned subsidiaries or between the wholly-owned subsidiaries of Catlin, made or authorised or proposed or announced an intention to propose any change to the terms of any of its loan capital, debentures or other indebtedness, which in any case is material in the context of the Wider Catlin Group;

(v)	entered into, implemented or authorised the entry into of, or amended, terminated or permitted to be terminated, any joint venture, asset or profit sharing arrangement, partnership or merger of business or corporate entities which in any case is material in the context of the Wider Catlin Group;

(vi)	issued or agreed to issue, authorised or proposed or announced an intention to authorise or propose the issue of any debentures or except in the ordinary course of business consistent with past practice), incurred or increased, or agreed to incur or increase, any indebtedness in an amount in the aggregate exceeding $10,000,000 or become, or agreed to become, subject to any liability (actual or contingent) to an extent which is material in the context of the Wider Catlin Group or in the context of the Acquisition;

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(vii)	implemented, effected, authorised or proposed or announced its intention to implement, effect, authorise or propose any composition, assignment, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement otherwise than in the ordinary course of business consistent with past practice or entered into or varied, or made any offer to enter into or vary, the terms of any contract, agreement or arrangement with any director or senior executive of any member of the Wider Catlin Group;

(viii)	entered into or varied or authorised, proposed or announced its intention to enter into or vary any material agreement, contract, transaction, arrangement or commitment (whether in respect of capital expenditure or otherwise) other than in the ordinary course of business consistent with past practice which is of a long-term, onerous or unusual nature or magnitude or which involves or might be expected to involve an obligation of a nature or magnitude which would be or might be expected to be materially restrictive or onerous on the business of any member of the Wider Catlin Group or the Wider XL Group which taken together with any other such material agreement, contract, transaction, arrangement or commitment would be or might be expected to be material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be;

(ix)	other than in respect of a member which is dormant and was solvent at the relevant time, taken or proposed any step or corporate action, or had any legal proceedings instituted or threatened against it or petition presented or order made, in relation to the suspension of payments, a moratorium of any indebtedness, its winding-up (voluntary or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrative receiver, administrator, manager, trustee or similar officer of all or any material part of its assets or revenues or any analogous or equivalent steps or proceedings in any jurisdiction or appointed any analogous person in any jurisdiction or had any such person appointed;

(x)	been unable, or admitted in writing that it is unable, to pay its debts as they fall due or commenced negotiations with one or more of its creditors with a view to rescheduling or restructuring any of its indebtedness, or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xi)	entered into or changed the terms of, or made any offer (which remains open for acceptance) to enter into or vary the terms of, any contract, service agreement, commitment, transaction or arrangement other than to a nature and extent which is normal and consistent with past practice in the context of the business concerned;

(xii)	waived, compromised or settled any claim which is material in the context of the Wider Catlin Group or in the context of the Acquisition otherwise than in the ordinary course of business consistent with past practice;

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(xiii)	terminated or varied the terms of any agreement or arrangement between any member of the Wider Catlin Group and any other person in a manner which would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Catlin Group;

(xiv)	except in relation to changes made or agreed as a result of, or arising from, legislation or changes to legislation, made or agreed or consented to any change to:

(a)	the terms of the trust deeds constituting the pension scheme(s) established by any member of the Wider Catlin Group for its directors, officers, employees or their dependants;

(b)	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

(c)	the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined;

(d)	the basis upon which the liabilities (including pensions) of such pension schemes are funded, valued or made, or agreed or consented to; or

(e)	the trustees involving the appointment of a trust corporation,

in a manner which, in any such case, is material in the context of the Wider Catlin Group or in the context of the Acquisition;

(xv)	save as agreed in writing by XL, proposed, agreed to provide or modified the terms of any share option scheme, pension scheme obligations, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider Catlin Group which are material in the context of the Wider Catlin Group or in the context of the Acquisition;

(xvi)	except as disclosed on publicly available registers, made any alteration to the bye-laws or other incorporation documents of Catlin or any material alteration to the memorandum of association or bye-laws or articles of association or similar organisational documents of any member of the Catlin Group (in each case, other than an alteration in connection with the Acquisition) which in any such case is material in the context of the Wider Catlin Group or in the context of the Acquisition;

(xvii)	entered into any contract, commitment, arrangement or agreement otherwise than in the ordinary course of business consistent with past practice or passed any resolution or made any offer (which remains open for acceptance) with respect to or announced any intention to, or to propose to, effect any of the transactions, matters or events referred to in this Condition; or

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(xviii)	having taken (or agreed or proposed to take) any action which requires, or would require, the consent of the Panel or the approval of Catlin Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code if the Code applied to Catlin and the Acquisition;

No adverse change, litigation or regulatory enquiry

(X)	since 31 December 2013, except as Fairly Disclosed, there having been:

(i)	no material adverse change or deterioration in the business, assets, liabilities, shareholders’ equity, financial or trading position or profits, operational performance or prospects of any member of the Wider Catlin Group which, in any such case, is material in the context of the Wider Catlin Group and no circumstance having arisen which would or might reasonably be expected to result in any such adverse change or deterioration;

(ii)	no agreement or arrangement between any member of the Wider Catlin Group and any other person has been terminated or varied in a manner which, in any such case, would or might reasonably be expected to have a material adverse effect on the financial position of the Wider Catlin Group;

(iii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider Catlin Group is or may become a party (whether as a claimant, defendant or otherwise) and no enquiry, review or investigation by, or complaint or reference to, any Third Party against or in respect of any member of the Wider Catlin Group (or any person in respect of which any such member has or may have responsibility or liability) having been threatened, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider Catlin Group which, in any such case, has had, or might reasonably be expected to have, a material adverse effect on the Wider Catlin Group or in the context of the Acquisition;

(iv)	no contingent or other material liability having arisen or become apparent to XL or increased which has had, or might reasonably be expected to have, a material adverse effect on the business, assets, financial or trading position or profits or prospects of any member of the Wider Catlin Group which, in any such case, is material in the context of the Wider Catlin Group or in the context of the Acquisition; and

(v)	no action or steps having been taken and no omissions having been made which are reasonably likely to lead to or result in the withdrawal, cancellation, termination, modification or variation of any Authorisation held by or on behalf of any member of the Wider Catlin Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or might reasonably be expected to have, a material adverse effect on the Wider Catlin Group or in the context of the Acquisition;

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No discovery of certain matters regarding information and liabilities

(Y)	except as Fairly Disclosed, XL not having discovered:

(i)	that any financial, business or other information concerning the Wider Catlin Group as contained in the information publicly disclosed at any time by or on behalf of any member of the Wider Catlin Group or disclosed at any time to any member of the Wider XL Group or to any of their advisers by or on behalf of any member of the Wider Catlin Group is misleading, contains a misrepresentation of any fact or omits to state a fact necessary to make that information not misleading, in each case to an extent which is, in any case itself or together with other factors, material in the context of the Wider Catlin Group or in the context of the Acquisition;

(ii)	that any member of the Wider Catlin Group or any partnership, company or other entity in which any member of the Wider Catlin Group has a significant economic interest and which is not a subsidiary undertaking of Catlin is subject to any liability (contingent or otherwise) which, in any such case, is material in the context of the Wider Catlin Group or in the context of the Acquisition;

(iii)	any information which affects the import of any information disclosed to XL or its advisors at any time by or on behalf of any member of the Wider Catlin Group and which is material and adverse in the context of the Wider Catlin Group or in the context of the Acquisition; and

(iv)	that any member of the Wider Catlin Group or any of their respective affiliates has failed to satisfy any requirement of any Third Party to (i) invest, contribute or loan any capital or assets to; (ii) guarantee or pledge capital assets for the benefit of; (iii) maintain, support or guarantee a minimum level of capital or surplus in excess of the minimum regulatory requirements applicable in respect of such entity or in excess of any additional regulator-imposed buffer; or (iv) provide any financial resources, keep-well or support of any nature whatsoever at any time to, any member of the Wider Catlin Group which is material in the context of the Wider Catlin Group or the Wider XL Group, as the case may be, or in the context of the Acquisition, whether under the existing insurance regulatory regime, including in respect of regulatory capital, or under the Solvency II regime;

Anti-corruption, sanctions and criminal property

(Z)	except as Fairly Disclosed, XL not having discovered:

(i)	any past or present member, director, officer or employee of the Wider Catlin Group, or any other person for whom any such person may be liable or responsible, has not (in the course of the business of the Wider Catlin Group or their engagement on it) complied with the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any laws implementing the same, the U.K. Bribery Act 2010 and/or the U.S. Foreign Corrupt Practices Act of 1977;

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(ii)	any past or present member, director, officer or employee of the of the Wider Catlin Group, or any other person for whom any such person may be liable or responsible, has (in the course of the business of the Wider Catlin Group or their engagement on it) engaged in any business with or made any investments in, or made any payments to, (a) any government, entity or individual with which U.S. or E.U. persons are prohibited from engaging in activities or doing business by U.S. or E.U. laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations or the European Union or any of their respective member states; and

(iii)	any asset of any member of the Wider Catlin Group constitutes criminal property as defined by Section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

2.	Waiver and Invocation of Conditions

XL reserves the right (but shall be under no obligation, except as provided in the Implementation Agreement) to waive, in whole or in part, all or any of the Conditions (except the Conditions set out in (B)(i)-(iv) and (Q) above which are not waivable). Except as provided in the Implementation Agreement, XL shall be under no obligation to waive or treat as fulfilled any of the Conditions which are capable of being waived by a date earlier than the date specified in the Condition set out in (A)(i) for the fulfillment thereof, notwithstanding that other Conditions may at any earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such Conditions may not be capable of fulfillment.

Pursuant to the Implementation Agreement, XL and Catlin have agreed that Rule 13 of the Code will govern the circumstances in which XL can invoke any Condition so as to cause the Acquisition to lapse. Under Rule 13.5 of the Code, XL may not invoke a Condition so as to cause the Acquisition not to proceed, to lapse or to be withdrawn unless the circumstances which give rise to the right to invoke the condition are of material significance to XL in the context of the Acquisition. Conditions A, B(i) - (iii) and L are not subject to this provision of the Code. In addition, pursuant to the Code Application Letter, XL and Catlin have agreed that for the purpose of Rule 13.5(a) of the Code, it would be of material significance to XL in the context of the Acquisition, if any of Condition C (PRA approval), Condition D (relating to Lloyd’s approval), Condition E (Bermuda Monetary Authority approval), Condition F (FINMA approval), Condition G (Delaware Department of Insurance approval), Condition H (Texas Department of Insurance approval), Condition I (New York Department of Financial Services approval) (if applicable) or Condition M (United States Hart-Scott-Rodino clearance) is not satisfied.

3.	Implementation by Way of a Takeover Offer

XL may (in accordance with and subject to the terms of the Implementation Agreement) implement the Acquisition by making, directly or indirectly through XL Sub, a Takeover Offer as an alternative to the Scheme.

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In such event, the Takeover Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme. In particular, Conditions (A) and (B) would not apply and, instead, the Takeover Offer would be subject to the following further Conditions:

(i) valid acceptances being received (and not, where permitted, withdrawn) by not later than 3:00 p.m. (London time) on the first closing date of the Takeover Offer (or such later time(s) and/or date(s) as the Implementation Agreement may require or the Code Committee or Code Expert shall determine) in respect of not less than 90 per cent. (or such lower percentage as XL may decide) of the voting rights carried by the Catlin Shares to which the Takeover Offer relates, provided that this condition will not be satisfied unless XL (together with its wholly owned subsidiaries, if any) shall have acquired or agreed to acquire (whether pursuant to the Takeover Offer or otherwise), directly or indirectly, Catlin Shares carrying in aggregate more than 75 per cent. of the voting rights then normally exercisable at a general meeting of Catlin; and

(ii) the Takeover Offer having become or been declared wholly unconditional within 21 days after the later of the first closing date or the date the Takeover Offer becomes or is declared unconditional as to acceptances (or such later time(s) and/or date(s) as the Implementation Agreement may require or the Code Committee or Code Expert shall determine).

For the purposes of the Conditions referred to in (i) and (ii) above:

•	Catlin Shares which have been unconditionally allotted shall be deemed to carry the voting rights they will carry upon issue;

•	Catlin Shares that cease to be held in treasury are Catlin Shares to which the Takeover Offer relates; and

•	the expression “Catlin Shares to which the Takeover Offer relates” shall be construed in accordance with the Bermuda Companies Act.

4.	Certain Further Terms of the Acquisition

The Acquisition will lapse if the CMA launches an in-depth Phase 2 investigation before the Court Meeting and the General Meeting. The Acquisition will lapse if the European Commission initiates proceedings under Article 6(1)(c) of the Regulation in respect of the Acquisition (or any matter arising from it) before the Court Meeting. If either of such events occurs, the Acquisition will not become effective and none of XL, Catlin or Catlin Shareholders will be bound by any term of the Acquisition.

The availability of the Acquisition to Catlin Shareholders who are not resident in the United Kingdom, the United States, the Republic of Ireland and Bermuda may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom, the United States, the Republic of Ireland and Bermuda and any Catlin Shareholders who are not resident in the United Kingdom, the United States, the Republic of Ireland and Bermuda will need to inform themselves about, and observe, any applicable requirements.

In the event that the Acquisition is implemented by way of a Takeover Offer, Catlin Shares which will be acquired under the Acquisition will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any), and any other return of capital (whether by way of reduction of share capital or share premium account or otherwise), declared, made or paid on or after the date of this announcement, except for the 2014 Final Dividend and the ITB Special Dividend.

The New XL Shares will be issued credited as fully paid and will rank pari passu in all respects with the existing XL Shares, save that they will not participate in any dividend payable by XL with reference to a record date prior to the Effective Date.

The Scheme will be governed by Bermuda law and be subject to the jurisdiction of the Courts of Bermuda and to the Conditions set out in this announcement and in the Circular. The Acquisition will be subject to Bermuda law and the applicable rules and regulations of the Financial Conduct Authority, the London Stock Exchange and the UKLA, the Code (as applied through the Bye-Laws), the PRA and U.S. federal securities law.

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APPENDIX II

SOURCES OF INFORMATION AND BASES OF CALCULATION

In this announcement:

(i)	Unless otherwise stated, financial information concerning Catlin has been extracted from the Annual Report and Accounts of Catlin for the year ended 31 December 2013.

(ii)	Unless otherwise stated, financial information concerning XL has been extracted from the Annual Report and the Form 10-K of XL for the year ended 31 December 2013.

(iii)	The value of the Acquisition is based upon an assumed 390,000,000 Catlin Shares (net of Treasury Shares) in issue on the Effective Date. The actual number of Catlin Shares in issue on the Effective Date may vary from the foregoing.

(iv)	Unless otherwise stated, all prices for Catlin Shares and XL Shares are the Closing Price for the relevant date.

(v)	The exchange rate of 1.5084 for the conversion of U.S. dollars into pounds sterling has been derived from Bloomberg and is based on the exchange rate as at 4:00 p.m. (Eastern time) on 8 January 2015 (being the latest practicable date prior to the date of this announcement).

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APPENDIX III

IRREVOCABLE UNDERTAKINGS

Directors’ Irrevocable Undertakings*

XL has received irrevocable undertakings to vote or procure votes in favour of the resolutions to approve the Acquisition, which are to be proposed at the Court Meeting and the General Meeting (or, in the event that the Acquisition is implemented by way of a Takeover Offer, to accept or procure acceptance of such offer) from the Catlin Directors in respect of 7,894,061 Catlin Shares, in aggregate, representing approximately 2.18 per cent. per cent. of Catlin’s issued share capital on 8 January 2015 (being the latest practicable date prior to the date of this announcement). These undertakings require each member of the Catlin Board to vote or procure that the registered holder votes in favour of the resolutions to approve the Acquisition which are to be proposed at the Court Meeting and at the General Meeting (or, in the event the Acquisition is implemented by means of the Takeover Offer, to accept, the Takeover Offer).

Name of Catlin Director	Number of Catlin Shares	% of Catlin issued share capital
John Barton	50,000	0.014
Stephen Catlin	6,821,333	1.881
Robert Gowdy	29,350	0.008
Fiona Luck	5,000	0.001
Benjamin Meuli	988,378	0.273
TOTAL	7,894,061	2.177

These irrevocable undertakings will lapse in the event that the Acquisition lapses or is otherwise withdrawn in accordance with its terms.

These irrevocable undertakings will continue to be binding in the event that a higher competing offer is made for Catlin.

Mr. Catlin intends to continue to hold New XL Shares as a long-term investment following the Acquisition, reflecting the parties’ shared belief in the benefits of creating a combined company.

* The undertakings and the numbers referred to in this table refer only to those shares which the relevant director is beneficially entitled to and any share such director is otherwise able to control the exercise of in terms of the rights attaching to such share, including the ability to procure the transfer of such share. These undertakings cover any Catlin Shares that may be issued or allotted to the Catlin Directors in the future pursuant to any award under the Catlin Share Schemes.

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APPENDIX IV

QUANTIFIED FINANCIAL BENEFITS STATEMENTS

PART A

Statements made

Paragraph 4 of this announcement (Financial Benefits of the Acquisition) contains the Quantified Financial Benefits Statement.

A copy of the Quantified Financial Benefits Statement is set out below:

XL, having reviewed and analysed the potential benefits of the Acquisition, based on its experience of operating in the insurance sector, and taking into account the factors it can influence, believe that the Enlarged XL Group will be able to achieve cost synergies of at least $200 million on a recurring basis. It is expected that the full recurring synergies will be achieved by the end of 2017.

The principal sources of potential quantified synergies are as follows:

•	approximately 50 per cent. of the identified synergies are to be generated from consolidation of infrastructure related to technology, real estate and operational overlap; and

•	approximately 50 per cent. of the identified synergies are to be generated from the consolidation of business and central support functions.

In addition to these potential quantified synergies, XL believes that significant further value can be created through realisation of incremental capital, financial and business benefits, including:

•	enhanced scale, creating enhanced relevance to brokers;

•	greater ability to deliver solutions to clients globally in specialty lines and in property catastrophe reinsurance; and

•	enhanced opportunities to gain efficiencies from greater size, particularly to meet increasing costs and requirements from regulators.

The integration of the businesses will require combining the Catlin businesses and group functions into XL, with selection of the optimal platforms and operating model.

It is envisaged that the realisation of the potential quantified synergies will result in one-off integration costs of approximately $250 million (in aggregate), which are all anticipated to be incurred by the end of 2017.

As has been the case in prior transactions which combined insurance or reinsurance companies, XL expects to face some challenges in retaining the total amount of combined premiums written. Given the inherent uncertainty of the factors which may influence this, XL is unable to provide an estimate of the possibly material impact the combination could have in this regard. XL intends to take steps to minimise any such effects.

The identified synergies will accrue as a direct result of the Acquisition and would not be achieved on a standalone basis.

Bases of belief

Following the Possible Offer Announcement on 17 December 2014 regarding the Acquisition, initial discussions were held between senior finance and strategy personnel from XL and Catlin for the purposes of allowing XL to quantify an initial estimate of potential synergies and any associated costs. The senior finance and strategy personnel then assisted XL in establishing a framework to refine these estimates through diligence discussions regarding each major function. The team then engaged with the relevant functional heads and other personnel to receive input into the development process so XL could assess the nature and quantum of the identified synergy initiatives. In preparing the Quantified Financial Benefits Statement, both XL and Catlin have shared certain operating and financial information to facilitate a detailed analysis by XL in support of XL’s evaluation of the potential synergies available from the Acquisition. In circumstances where data has been limited for commercial or other reasons, estimates and assumptions have been made to aid the development of individual synergy initiatives.

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PART B

Report from Ernst & Young

XL Group plc

8 St Stephen’s Green

Dublin 2, Ireland

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London

E14 4QA

Goldman Sachs International

Peterborough Court

133 Fleet Street

London

EC4A 2BB

9 January 2015

Dear Sirs

We refer to the statement regarding quantified financial benefits (“the Statement”) made by XL Group plc (“the Company”). The Statement, including the relevant bases of belief (including sources of information) is set out in Paragraph 4 (Financial Benefits of the Acquisition) and Appendix IV, Part A, of the Announcement (the “Announcement”) to be issued by the Company dated 9 January 2015. Notwithstanding that the City Code on Takeovers and Mergers (the “City Code”) does not apply in respect of the proposed transaction contemplated in the Announcement, the Company has requested that we prepare this report in accordance with Rule 28.1(a) of the City Code and this report is given as if it were to comply with that rule and for no other purpose.

Responsibility

Pursuant to the Implementation Agreement entered into between XL Group plc, Green Holdings Limited and Catlin Group Limited whereby they have agreed to observe and comply with the provisions of the Code, as if Catlin were subject to the City Code, it is the responsibility of the Company to prepare the Statement as would be required in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as would be required by the City Code as to whether the Statement has been properly compiled on the basis stated.

It is the responsibility of Morgan Stanley & Co. International plc and Goldman Sachs International to form an opinion as would be required by the City Code as to whether the Statement has been prepared with due care and consideration.

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Save for any responsibility that we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with, this report.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting 1000 (Investment Reporting Standards applicable to all engagements in connection with an investment circular) issued by the Auditing Practices Board in the United Kingdom. We have discussed the Statement together with the relevant bases of belief (including sources of information) with those officers and employees of the Company who prepared the Statement on behalf of the Company and with Morgan Stanley & Co. International plc and Goldman Sachs International.

We have also considered the letter dated 9 January 2015 from Morgan Stanley & Co. International plc and Goldman Sachs International to the Company on the same matter. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We do not express any opinion as to the achievability of the cost savings identified by the Company.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Statement has been properly compiled on the basis stated.

Yours faithfully

Ernst & Young LLP

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PART C

Report from Morgan Stanley & Co. International plc and Goldman Sachs International

XL Group plc

8 St Stephen’s Green

Dublin 2, Ireland

9 January 2015

Dear Sirs,

Recommended acquisition of Catlin by XL

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) as set out in Part A of Appendix IV of this announcement, for which XL Group plc (the “Company”) is solely responsible.

We have discussed the Statement (including the assumptions and sources of information referred to therein) with those officers and employees of the Company who developed the underlying plans. The Statement is subject to uncertainty as described in this announcement and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of the Company, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any view as to the achievability of the quantified financial benefits identified by the Company.

We have also reviewed the work carried out by Ernst & Young LLP and have discussed with them the opinion set out in Part B of Appendix IV of this announcement addressed to yourselves and ourselves on this matter.

This letter is provided to you solely in connection with the Company’s potential acquisition of Catlin and for no other purpose. We accept no responsibility to any person other than the Company in respect of the contents of this letter; no person other than the Company can rely on the contents of this letter, and to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter, its contents or the work undertaken in connection with this letter or any of the results that can be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which the Company is solely responsible, has been prepared with due care and consideration.

Yours faithfully,

Morgan Stanley & Co. International plc and Goldman Sachs International

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APPENDIX V

DEFINITIONS

The following definitions apply throughout this announcement, unless the context otherwise requires:

“2014 Final Dividend”	the final dividend expected to be declared by the Catlin Board in respect of the year ended 31 December 2014, in an amount of 22 pence per Catlin Share

“Acquisition”	the acquisition by XL or XL Sub of the entire issued and to be issued share capital of Catlin (other than the Excluded Shares) for the Acquisition Consideration, to be effected in accordance with the Implementation Agreement by means of the Scheme (with such acquisition being followed immediately by the Merger) or, in the event that XL elects to proceed with such Acquisition by way of a Takeover Offer or a Bermuda Merger in accordance with the terms of the Implementation Agreement, a Takeover Offer or a Bermuda Merger (as the case may be)), and shall, in any case, where the context so requires include any subsequent revision, variation, extension or renewal thereof that would be permitted under the Code (had the Code applied to Catlin)

“Acquisition Consideration”	388 pence in cash and 0.130 of a New XL Share for each Catlin Share, subject to elections under the Mix and Match Facility, to the treatment of fractional entitlements and certain Overseas Shareholders

“affiliate”	means in relation to any person, any other person that directly, or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the first person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies or investment decisions of a person, whether through the ownership of voting securities, by contract, as trustee, adviser, executor, or otherwise

“Authorisations”	for the purposes of the Conditions, means authorisations, orders, grants, recognitions, determinations, confirmations, consents, licences, clearances, permissions, exemptions and approvals

“Barclays”	means Barclays Bank PLC, acting through its investment bank

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“Bermuda Companies Act”	the Companies Act 1981 of Bermuda (as amended from time to time)

“Bermuda Insurance Act”	the Insurance Act 1978 of Bermuda and its related regulations (as amended from time to time)

“Bermuda Merger”	should the Acquisition be implemented, in accordance with the Implementation Agreement, by way of a merger (in lieu of the Scheme), the merging of Catlin with and into XL Sub pursuant to Section 104H of the Bermuda Companies Act such that XL Sub is the surviving company

“Bridge Facility”	the bridge loan facility provided to XLIT Ltd, a wholly owned subsidiary of XL, by the Lenders pursuant to the terms of a bridge loan agreement entered into amongst, inter alios, XLIT Ltd, XL and the Lenders on or about the date hereof in connection with the financing of the Acquisition

“Business Day”	a day (other than Saturday, Sunday or a public holiday) on which banks in the City of London and New York City are open for business generally

“Bye-Laws”	the bye-laws of Catlin (as amended from time to time)

“Catlin”	Catlin Group Limited, incorporated in Bermuda with registered number 26680 and with its registered address at Canon’s Court, 22 Victoria Street, Hamilton HM12, Bermuda

“Catlin ADR”	American Depositary Receipts representing interests in Catlin Shares

“Catlin ADR Depositary”	the Bank of New York Mellon, a New York banking corporation and any successor thereto or replacement depositary appointed by Catlin from time to time

“Catlin Board”	the Board of Directors of Catlin

“Catlin Directors”	the directors of Catlin from time to time and “Catlin Director” means any one of them

“Catlin Group”	Catlin and its subsidiaries and subsidiary undertakings from time to time

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“Catlin Share Schemes”

means:

(i) the Catlin Group Limited Performance Share Plan adopted in Catlin’s Annual General Meeting on 9 May 2013 and amended by the Catlin Compensation Committee on 5 August 2014;

(ii) the Catlin Group Limited Performance Share Plan approved by the Catlin Board on 11 March 2004, amended by the Catlin Compensation Committee on 5 December 2007, amended in Catlin’s Annual General Meeting on 14 May 2009 and amended by the Catlin Compensation Committee on 4 August 2009;

(iii) the Catlin Group Limited 2014 Deferred Bonus Share Plan approved by the Catlin Board on 13 May 2014;

(iv) the Catlin Group Limited Incentive Share Plan approved and adopted by the Catlin Board on 6 February 2014, amended by the Catlin Compensation Committee on 5 August 2014;

(v) the Catlin Group Limited Savings-Related Share Option Scheme approved by the Catlin Shareholders on 14 May 2008, HMRC on 19 May 2008 and amended 7 August 2013 (with addendum for employee of Overseas Territories, Canada and Australia);

(vi) the Catlin Group Limited US Employee Stock Purchase Plan effective May 14, 2008; and

(vii) individual retention or buy-out share awards (in respect of no more than 204,192 Catlin Shares underlying such awards)

“Catlin Shareholders”	holders of Catlin Shares

“Catlin Shares”	the existing unconditionally allotted or issued common shares of $0.01 each in the capital of Catlin (other than any such shares that may be Treasury Shares while held by Catlin) and any further such shares which are unconditionally allotted or issued (including pursuant to the exercise of outstanding options granted under the Catlin Share Schemes) at or prior to the time at which the Acquisition is completed (or in the event the Acquisition is implemented by way of a Takeover Offer, such earlier time and/or date, not being earlier than the date on which the Acquisition becomes unconditional as to acceptances, or, if later, the first closing date of the Acquisition, as XL may decide), including dematerialized depositary interests issued by Capita IRG Trustees Limited representing such shares

“CBI”	the Central Bank of Ireland

“Circular”	the circular to be issued by Catlin to Catlin Shareholders setting out the terms and conditions of the Acquisition and the notice of the General Meeting and the Court Meeting

“Clearances”	the merger control, competition and other regulatory approvals, consents, clearances, permissions and waivers referred to in the Conditions

“Closing Price”	means the closing middle market price of a XL Share or Catlin Share, as applicable, on a particular trading day as derived from the New York Stock Exchange for XL and the Daily Official List for Catlin

“CMA”	the U.K. Competition and Markets Authority

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“Code”	the City Code on Takeovers and Mergers (including the General Principles therein and the Appendices), as from time to time amended and interpreted by the Panel or by the Code Committee or the Code Expert pursuant to the terms of the Implementation Agreement or as otherwise agreed by XL, XL Sub and Catlin in writing

“Code Committee”	the committee established pursuant to the Implementation Agreement, comprised of three representatives appointed by each of XL and Catlin, and which will be responsible for determining how the Code would be interpreted and applied in relation to the Acquisition had Catlin been subject to the Code

“Code Expert”	the independent expert appointed as such pursuant to the Implementation Agreement

“Companies Act”	the (United Kingdom) Companies Act of 2006 (including the schedules thereto), as amended

“Conditions”	the conditions to the completion of the Acquisition, as set out in Appendix I to this announcement and to be set out in the Circular

“Confidentiality Agreement”	the non-disclosure undertaking entered into by the parties on 16 July 2013, which undertaking is amended pursuant to the terms of the Implementation Agreement

“Court”	the Supreme Court of Bermuda

“Court Hearing”	the hearing at which Catlin seeks the Scheme Court Order

“Court Meeting”	the meeting to be convened at the direction of the Court pursuant to Section 99(1) of the Bermuda Companies Act in order for Catlin Shareholders to consider, and if thought fit approve, the Scheme, notice of which is to be set out in the Circular (including, where the context requires, any adjournment, postponement or reconvention thereof)

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755)) in respect of which Euroclear U.K. & Ireland Limited is the Operator (as defined in the Regulations)

“Daily Official List”	the Daily Official List of the London Stock Exchange

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in interests in relevant securities of a part to an offer

“Disclosure and Transparency Rules”	the disclosure and transparency rules made by the FCA and forming part of the FCA’s handbook on rules and guidance, as amended from time to time

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“Effective Date”

the date upon which:

(i) the Scheme becomes effective in accordance with its terms;

(ii) if XL elects in accordance with the terms of the Implementation Agreement to implement the Acquisition by way of a Takeover Offer, the date that the Takeover Offer becomes or is declared unconditional in all respects; or

(iii) if XL elects in accordance with the terms of the Implementation Agreement to proceed to implement the Acquisition by way of a Bermuda Merger, the date that such Bermuda Merger becomes effective in accordance with its terms.

“EFTA”	the European Free Trade Association
“Enlarged XL Group”	the XL Group as enlarged by the Catlin Group following the Acquisition
“Ernst & Young”	Ernst & Young LLP
“Evercore”	Evercore Partners International LLP
“Excluded Shares”	any Catlin Shares legally or beneficially held by XL or any of its subsidiary undertakings, any Treasury Shares and any Catlin Shares legally or beneficially held by any of Catlin’s subsidiary undertakings
“Fairly Disclosed”	the information (i) fairly disclosed prior to the date of this announcement by or on behalf of Catlin to XL or XL’s financial, accounting, tax or legal advisers (specifically as XL’s advisers in relation to the Acquisition); (ii) disclosed in Catlin’s annual and/or half year report and audited accounts for the relevant financial period or periods referred to in the relevant Condition and published prior to the date of this announcement; (iii) disclosed in any public announcement made in accordance with the U.K. Disclosure Rules and Transparency Rules by Catlin prior to the date of this announcement; or (iv) disclosed in this announcement
“FCA” or “Financial Conduct Authority”	the U.K. Financial Conduct Authority or its successor from time to time
“FINMA”	the Swiss Financial Market Supervisory Authority
“FSMA”	Financial Services and Markets Act 2000 (as amended from time to time)
“General Meeting”	the special general meeting of Catlin to be convened in order for Catlin Shareholders to consider, and if thought fit approve, certain matters in connection with the Acquisition, notice of which is to be set out in the Circular (including, where the context requires, any adjournment, postponement or reconvention thereof)

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“Implementation Agreement”	the agreement among XL, XL Sub and Catlin dated 9 January 2015, in relation to the implementation of the Acquisition
“Irish 2005 Act”	the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland
“Irish Prospectus”	the prospectus and any supplementary prospectus to be published, in accordance with the Irish Prospectus Law, by XL in relation to the New XL Shares, together with the documents and information incorporated by reference therein
“Irish Prospectus Law”	Part 5 of the Irish 2005 Act, the Irish Prospectus Regulations and the Irish Prospectus Rules
“Irish Prospectus Regulations”	the Prospectus (Directive 2003/71/EC) Regulations 2005 (S.I. No. 324 of 2005) of Ireland (as amended from time to time)
“Irish Prospectus Rules”	the Prospectus Rules issued by the CBI pursuant to Section 51 of the 2005 Act (as amended from time to time)
“ISIN”	International Securities Identification Number
“J.P. Morgan Cazenove”	J.P. Morgan Limited (which conducts its UK investment banking activities as “J.P. Morgan Cazenove”)
“Lenders”	the lenders under the Bridge Facility from time to time
“Listing Rules”	the rules and regulations made by the FCA in its capacity as the UKLA under Part VI of the FSMA and contained in the FCA’s publication of the same name
“Lloyd’s”	the Society and Corporation of Lloyd’s created and governed by the Lloyd’s Act 1871 to 1982, including the Council of Lloyd’s (and its delegates and other persons through whom the Council may act), as the context may require
“Lloyd’s Membership Byelaw”	the Lloyd’s Membership Byelaw made by the Council of Lloyd’s on 7 December 2005 (as amended from time to time)
“Lloyd’s Underwriting Byelaw”	the Lloyd’s Underwriting Byelaw made by the Council of Lloyd’s on 4 June 2003 (as amended from time to time)
“London Stock Exchange”	London Stock Exchange plc
“Long Stop Date”	9 October 2015 or such later date as XL and Catlin may agree in writing
“Merger”	the merger of XL Sub and Catlin pursuant to Section 104H of the Bermuda Companies Act and the Merger Agreement, to be effected immediately following the Scheme becoming effective

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“Merger Agreement”	the conditional agreement effecting the merger of XL Sub and Catlin pursuant to Section 104H of the Bermuda Companies Act entered into on 9 January 2015 among XL, XL Sub and Catlin
“Mix and Match Facility”	the ability of Catlin Shareholders (other than certain Overseas Shareholders) to elect to receive, in respect of some or all of their holding of Catlin Shares and subject to offsetting elections, (i) all cash, or (ii) all New XL Shares, instead of receiving 388 pence and 0.130 New XL Share for each Catlin Share, as described in this announcement
“Morgan Stanley”	Morgan Stanley & Co. International plc
“New XL Shares”	the new XL Shares to be issued to the shareholders of Catlin in connection with the Acquisition
“Non-Cumulative Perpetual Preferred Shares”	the non-cumulative perpetual preferred shares, par value $0.01 per share, of Catlin Insurance Company Ltd., having the rights set forth in bye-laws of Catlin Insurance Company Ltd.
“Official List”	the Official List of the FCA
“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position, as defined in Rule 8 of the Code
“Overseas Shareholders”	Catlin Shareholders who are not normally resident in the United Kingdom, the United States, Republic of Ireland or Bermuda
“Panel”	the U.K. Panel on Takeovers and Mergers (which does not have jurisdiction over this transaction)
“Possible Offer Announcement”	the announcement issued by Catlin on 17 December 2014 confirming the approach made by XL to Catlin in connection with the Acquisition
“Prospectus”	the prospectus relating to New XL Shares to be issued pursuant to the Acquisition (in the event that the Acquisition is implemented by way of a Takeover Offer or a Bermuda Merger) included in the Registration Statement, as it may be amended or supplemented from time to time
“PRA” or “Prudential Regulation Authority”	the U.K. Prudential Regulation Authority or its successor from time to time
“Quantified Financial Benefits Statement”	shall have the meaning ascribed thereto in the Code

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“Registrar of Companies”	the Registrar of Companies in Bermuda or its successor from time to time
“Registration Statement”	the registration statement on Form S-4 to be filed with the SEC by XL under the U.S. Securities Act, as it may be amended or supplemented from time to time, including the Prospectus contained therein relating to New XL Shares to be issued pursuant to the Acquisition in the event that the Acquisition is implemented by way of a Takeover Offer or a Bermuda Merger
“Regulation”	Council Regulation (EC) No139/2004
“Restricted Jurisdiction”	any jurisdiction (other than United Kingdom, the United States, Republic of Ireland or Bermuda) where there is a significant risk that the relevant action would constitute a violation of the relevant laws and regulations of such jurisdiction and unless XL can avoid such risk by making minor amendments to the information being provided or the documents being sent, published or made available
“Scheme”	the scheme of arrangement under Section 99 of the Bermuda Companies Act to be proposed by Catlin to Catlin Shareholders in order to implement the Acquisition
“Scheme Court Order”	the act of Court sanctioning the Scheme
“Scheme Record Time”	the date and time specified in the Circular by reference to which the Scheme will be binding on the holders of Catlin Shares at that time
“Scheme Shareholder”	holders of Scheme Shares
“Scheme Shares”

(i) the Catlin Shares in issue at the date of the Circular; which remain in issue at the Scheme Record Time;

(ii) any Catlin Shares issued after the date of the Circular and prior to the Voting Record Time and which remain in issue at the Scheme Record Time; and

(iii) any Catlin Shares issued at or after the Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme and which, in each case, remain in issue at the Scheme Record Time, other than the Excluded Shares

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“SEC”	the United States Securities and Exchange Commission

“Solvency II”	the implementation of the European Parliament and Council Directive (2009/138/EC) on the taking-up and pursuit of the business of insurance and reinsurance

“subsidiary undertaking”, “associated undertaking” and “undertaking”	shall have the meanings given by the Companies Act

“Takeover Offer”	if XL elects to implement the Acquisition by way of a takeover offer (pursuant to the Bermuda Companies Act) in accordance with and subject to the Implementation Agreement, the offer to be made by XL or XL Sub to acquire the entire issued and to be issued share capital of Catlin (other than the Excluded Shares) including, where the context admits, any subsequent revision, variation, extension or renewal of such offer that would be permitted under the Code (had the Code applied to Catlin)

“Third Party”	means a central bank, government or governmental, quasi-governmental, supranational, statutory, regulatory, self-regulatory, quasi regulatory or private body exercising any regulations, taxing or other governmental or quasi-governmental professional, or investigative body or authority (including any anti-trust or merger control authority), stock exchange or listing authority, court, trade agency, professional association, institution, works council, employee representative body or any other body or person whatsoever in any jurisdiction

“Treasury Shares”	any Catlin Shares which are for the time being held by Catlin as treasury shares (within the meaning of the Bermuda Companies Act)

“UKLA”	the Financial Conduct Authority acting in its capacity as the competent authority for listing under Part VI of the Financial Services and Markets Act 2000

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“U.K.” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland
“U.S.” or “United States”	the United States of America, its possessions and territories, all areas subject to its jurisdiction or any subdivision thereof, any State of the United States and the District of Columbia

“U.S. Securities Act”	the United States Securities Act of 1933, as amended

“Voting Record Time”	the date and time specified in the Circular by reference to which entitlement to vote at the Court Meeting and General Meeting will be determined
“Wider Catlin Group”	means Catlin and its subsidiary undertakings, associated undertakings and any other undertakings, body corporate, partnership, branch, joint venture or person in which Catlin and/or such undertakings (aggregating their interests) have a direct or indirect interest in 10% or more of the voting rights or equity share capital (as defined in the Companies Act) or the equivalent

“Wider XL Group”	means XL and its subsidiary undertakings, associated undertakings and any other undertakings, body corporate, partnership, branch, joint venture or person in which XL and/or such undertakings (aggregating their interests) have a direct or indirect interest in 10% or more of the voting rights or equity share capital (as defined in the Companies Act) or the equivalent
“XL”	XL Group plc, a public limited company incorporated in Ireland with registered number 482042 and with its registered address at XL House, 8 St. Stephen’s Green, Dublin 2, Ireland

“XL Group”	XL and its subsidiaries and subsidiary undertakings from time to time (which, prior to the Effective Date, shall exclude Catlin or any other member of the Catlin Group)
“XL Shares”	the ordinary shares of XL with a par value of $0.01 each

“XL Sub”	Green Holdings Limited, an exempted company incorporated under the laws of Bermuda with registered number 49880 and with its registered address at Crawford House, 50 Cedar Avenue, Hamilton HM11, Bermuda

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